UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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REPUBLIC SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2009

Dear Stockholder:

We invite you to attend the 2009 Annual Meeting of Stockholders of Republic Services, Inc., which we will hold at 10:30 a.m., local time, on Thursday, May 14, 2009 at the Marriott at McDowell Mountains, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting. On or about April 3, 2009, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2009 proxy materials and annual report and vote electronically via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of these materials. We will not mail the Notice of Internet Availability of Proxy Materials to stockholders who had previously elected to receive a paper copy of the materials.

Whether or not you plan to attend in person, it is important that you have your shares represented at the Annual Meeting. We urge you to vote and to submit your proxy as promptly as possible. If you are a registered stockholder and attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and you want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy. Thank you.

Sincerely,

James E. O’Connor
Chairman of the Board
and Chief Executive Officer

REPUBLIC SERVICES, INC.
18500 NORTH ALLIED WAY
PHOENIX, ARIZONA 85054

NOTICE OF THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2009

To the Stockholders of Republic Services, Inc.:

The Annual Meeting (the “Annual Meeting”) of stockholders of Republic Services, Inc., a Delaware corporation (“Republic,” “we,” “us,” or “our company”), will be held at the Marriott at McDowell Mountains, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260, on May 14, 2009 at 10:30 AM, MST, for the following purposes:

(1)	To elect eleven directors to a term of office until the 2010 Annual Meeting of stockholders or until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as our company’s independent registered public accountants (“independent auditors”) for fiscal year 2009;

(3)	To approve the Republic Services, Inc. Executive Incentive Plan;

(4)	To approve the Republic Services, Inc. 2009 Employee Stock Purchase Plan; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 16, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. A list of such stockholders will be available commencing April 6, 2009, and may be examined prior to the Annual Meeting at our corporate headquarters during normal business hours.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report on the Internet. Stockholders of record have been mailed a Notice of Internet Availability of Proxy Materials, which provides stockholders with instructions on how to access the proxy materials and our annual report on the Internet, and, if they prefer, how to request paper copies of these materials. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

Your participation at our Annual Meeting is important. To ensure your representation, if you do not expect to be present at the meeting, at your earliest convenience, please vote your shares as instructed in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card. The prompt return of proxies will ensure a quorum and save our company the expense of further solicitation.

By Order of the Board of Directors,

James E. O’Connor
Chairman of the Board and
Chief Executive Officer

Phoenix, AZ
April 3, 2009

REPUBLIC SERVICES, INC.
18500 NORTH ALLIED WAY
PHOENIX, ARIZONA 85054

PROXY STATEMENT

REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2009

This proxy statement is being provided to stockholders in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Republic Services, Inc., a Delaware corporation (“Republic,” “we,” “us,” or “our company”), of proxies to be voted at the Annual Meeting of stockholders (the “Annual Meeting”) to be held in Scottsdale, Arizona on May 14, 2009, and at any adjournment, for the purposes set forth in the accompanying notice.

The Securities and Exchange Commission permits us to deliver a single Notice of Internet Availability of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in savings for our company. To take advantage of this opportunity, we deliver a single Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household, please send your request in writing to us at the following address: Republic Services, Inc., Attn: Investor Relations Department, 18500 North Allied Way, Phoenix, Arizona 85054.

As permitted by the “notice and access” rules adopted by the Securities and Exchange Commission, we are making our proxy statement and our 2008 Annual Report to Stockholders (which includes our Annual Report on Form 10-K) available electronically via the Internet. On or about April 3, 2009, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing the instructions on how to access this proxy statement and our annual report and how to vote online. Stockholders who receive the notice will not receive a printed copy of the proxy materials in the mail. If you would like to receive a printed copy of our proxy materials or 2008 Annual Report to Stockholders, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Unless the context requires otherwise, reference in this Proxy Statement to “we,” “us,” or “our company,” refers to Republic Services, Inc. and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	Who may vote at the Annual Meeting?

A.	You may vote if you were a holder of record of our common stock as of the close of business on March 16, 2009.

Q.	What will I be voting on?

A.	The following proposals will be considered at the Annual Meeting:

• Election of directors (“Proposal 1”).

• Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2009 (“Proposal 2”).

• Approval of the Republic Services, Inc. Executive Incentive Plan (“Proposal 3”).

• Approval of the Republic Services, Inc. 2009 Employee Stock Purchase Plan (“Proposal 4”).

Q.	How many votes do I have?

A.	You will have one vote for every share of our common stock you owned on March 16, 2009.

Q.	What constitutes a quorum for the Annual Meeting?

A.	As of March 16, 2009, there were issued, outstanding and entitled to vote 379,040,575 shares of our common stock. A quorum is at least a majority of the voting power represented by the shares of our common stock, or 189,520,289 shares. Abstentions and broker shares, which are shares held in street name, that are voted as to any matter at the meeting will be included in determining the number of shares present or represented at the Annual Meeting. Broker shares that are not voted on any matter at the Annual Meeting will not be included in determining the number of shares present or represented at the Annual Meeting. A quorum must be present or represented at the Annual Meeting for any action to be taken. If a quorum is not present or represented at the Annual Meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Q.	How many votes are required to approve the proposals, assuming a quorum?

A.	The affirmative vote of the majority of votes cast by the holders of our common stock at the Annual Meeting is required for the election of each director (Proposal 1). The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote is required for approval of Proposals 2 and 4. The affirmative vote of a majority of votes cast, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, is required for the approval of Proposal 3.

Q.	How do I vote?

A.	To vote, you may:

• vote in person – we will pass out written ballots at the Annual Meeting to stockholders of record and/or beneficial owners who have obtained a valid proxy from their broker, bank, or other nominee;

•     vote electronically via the Internet or by telephone – in order to do so, please follow the instructions shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card; or

•     vote by mail – if you received a paper proxy card or voting instruction card by mail, simply complete, sign, date and return it in the envelope provided so that it is received before the Annual Meeting.

The Internet and telephone voting procedures have been designed to verify stockholders’ identities and allow stockholders to confirm that their voting instructions have been properly recorded. Stockholders whose shares are held for them by other nominees should follow the instructions provided by such nominees.

Submitting your proxy or voting instructions, whether electronically via the Internet, by telephone or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If, however, you hold your shares in street name, you must request a valid proxy from your broker, bank, or other nominee in order to vote in person at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to ensure that your vote is counted.

Q.	What if I do not give specific voting instructions?

A.	Stockholders of Record. If you are a stockholder of record and you:

• indicate when voting electronically via the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

• return a signed proxy card but do not indicate how you wish to vote on a particular matter,

then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide your broker, bank or other nominee with voting instructions, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on “routine” matters, such as the uncontested election of directors and the ratification of the selection of accounting firms, but do not have discretion to vote on “non-routine” matters, such as Proposals 3 and 4.

Q.	What are broker non-votes?

A.	The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the ratification of independent auditors are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters, including Proposals 3 and 4, unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.

Q.	How are broker non-votes and abstentions counted?

A.	There are no broker non-votes on the election of directors (Proposal 1) or the ratification of auditors (Proposal 2). Abstentions will have no effect on Proposal 1, as the election is determined by reference to the votes actually cast where abstentions are not treated as votes cast. For Proposals 2 and 4, where the vote required is a majority of votes present and entitled to vote, abstentions are equivalent to a vote cast against the proposal and, with respect to Proposal 4, broker non-votes will have no effect on the proposal. For Proposal 3, where the vote required is a majority of votes cast, assuming a specified amount of votes are cast, broker non-votes will have no effect on and abstentions will have the effect of a vote against the proposal.

Q.	Can I change my vote?

A.	Yes, you can change your vote at any time. If you have voted by sending in your proxy card, by phone or by Internet, you can change your vote in one of three ways. First, you can send a written notice to us stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card to us, or cast a new vote by phone or Internet. Third, you can attend the meeting and vote in person. Your attendance alone will not, however, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change these instructions.

Q.	Do I need to attend the Annual Meeting in person?

A.	No. Although you are welcome to attend, it is not necessary for you to attend the Annual Meeting in order to vote your shares.

Q.	How does the Board of Directors recommend I vote on the proposals?

A.	The Board recommends you vote:

• FOR the election of the eleven nominees to the Board of Directors;

• FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2009;

• FOR the approval of the Republic Services, Inc. Executive Incentive Plan; and

• FOR the approval of the Republic Services, Inc. 2009 Employee Stock Purchase Plan.

Q.	Where can I find more information about Republic?

A.	We file reports and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at our website at http://www.republicservices.com and at the Internet site maintained by the SEC at http://www.sec.gov.

Q.	Who can help answer my questions?

A.	If you have questions about the Annual Meeting or the proposals after reading this proxy statement, or require assistance voting your shares, you can call Georgeson Inc. which is assisting us, toll-free at 1-800-248-3170.

Record Date

Only stockholders of record at the close of business on March 16, 2009 may vote at the Annual Meeting.

Shares Outstanding and Voting Rights

The only voting stock of our company currently outstanding is our common stock. As of the close of business on March 16, 2009, there were 379,040,575 shares of common stock outstanding. Each share of common stock issued and outstanding is entitled to one vote on each of the matters properly presented at the Annual Meeting.

The trustee of our 401(k) Plan will vote shares held in each participant’s account in accordance with instructions provided by the participant on a completed proxy card. If a participant does not provide a completed proxy card, the trustee of the 401(k) Plan will vote the shares in a participant’s account in the same proportion that it votes shares for which it received valid and timely proxy cards from other participants.

As part of the merger with Allied Waste Industries, Inc. (“Allied”) in December 2008, we also acquired the Allied Waste 401(k) Plan for which the trustee receives voting instructions from us and votes in accordance with our instructions. At no time do the voting rights for this plan pass to the participants or beneficiaries of the plan.

PROPOSAL 1
ELECTION OF DIRECTORS

Eleven directors of our company are to be elected at the Annual Meeting, with each director to hold office until our next Annual Meeting or until his respective successor is elected and qualified (the “Nominees”). The Nominees have been nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee of the Board. Each Nominee has consented to be named in this proxy statement and has agreed to serve as a member of the Board if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the size of the Board may be reduced accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable.

The Nominees who receive a majority of the votes cast by the holders of our common stock represented at the Annual Meeting, without giving effect to abstentions, will be duly elected directors. Republic is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s death, resignation or retirement. To address this potential outcome, in December 2008, the Board also adopted a director resignation policy in our by-laws. Under this policy, the Board of Directors will nominate for further service on the Board of Directors only those incumbent candidates who tender, in advance, irrevocable resignations, and the Board has obtained such conditional resignations from the nominees in this year’s proxy statement. The irrevocable resignations are contingent on the failure to receive the required vote at any Annual Meeting at which they are nominated for re-election and Board acceptance of the resignation. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the tendered resignation. The Board will publicly disclose its decision within 90 days following certification of the election results. If the Board does not accept the resignation, the director will continue to serve until the next Annual Meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy, subject to certain rights held by the Continuing Republic Committee or the Continuing Allied Committee, as applicable, to fill any vacancies until our 2010 Annual Meeting of stockholders, as described below.

In connection with our merger with Allied in December 2008, our bylaws were amended and restated to provide for the following board composition until the close of business on the day immediately prior to our 2011 Annual Meeting of stockholders, referred to as the “Continuation Period”:

•	our board of directors must have a “Continuing Republic Committee,” consisting of five directors who were either (1) independent directors of Republic prior to the effective time of the merger or (2) nominated or appointed to be a director by the Continuing Republic Committee. Messrs. Croghan, Nutter, Rodriguez, Sorensen and Wickham are the Continuing Republic Directors;

•	our board of directors must have a “Continuing Allied Committee,” consisting of five directors who were either (1) independent directors of Allied prior to the effective time of the merger or (2) nominated or appointed to be a director by the Continuing Allied Committee. Messrs. Crownover, Flynn, Foley, Lehmann and Trani are the Continuing Allied Directors; and

•	our board of directors must be comprised of eleven members, consisting of (1) the Chief Executive Officer of Republic, (2) five Continuing Republic Directors, and (3) five Continuing Allied Directors, provided that, beginning with the 2010 Annual Meeting, the size of the Republic board of directors may be increased by the affirmative vote of a majority of the board of directors and the full board of directors can fill any vacancy.

The Board of Directors recommends a vote “FOR” the election of all eleven nominees to our Board of Directors.

BIOGRAPHICAL INFORMATION REGARDING DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Information about each of the Nominees is set forth below:

Director Name	Position Held	Age	Director Since

James E. O’Connor	Chairman of the Board of Directors and Chief Executive Officer	59	1998

John W. Croghan	Director	78	1998

James W. Crownover	Director	65	2008

William J. Flynn	Director	55	2008

David I. Foley	Director	41	2008

Nolan Lehmann	Director	64	2008

W. Lee Nutter	Director	65	2004

Ramon A. Rodriguez	Director	63	1999

Allan C. Sorensen	Director	70	1998

John M. Trani	Director	64	2008

Michael W. Wickham	Director	62	2004

James E. O’Connor was named Chairman of the Board of Directors in January 2003. He has served as our Chief Executive Officer and as a director since December 1998. From 1972 to 1978 and from 1982 to 1998, Mr. O’Connor served in various positions with Waste Management, Inc., an integrated solid waste service company, including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management — North America from 1991 to 1992 and Vice President — Southeastern Region from 1987 to 1991.

John W. Croghan was named a director in July 1998.  Since April 2002, Mr. Croghan has served as Chairman of Rail-Splitter Capital Management, LLC, an investment management firm. He was a founder and, from 1967 through December 2000, the Chairman of Lincoln Capital Management, an investment management firm. Mr. Croghan is also a former director of Blockbuster Entertainment Corp., Chicago Mercantile Exchange, Lindsay Manufacturing Co. and Morgan Stanley Closed-End Funds. Mr. Croghan is a Chartered Financial Analyst.

James W. Crownover was named a director in December 2008 upon the close of the merger between Republic Services, Inc. and Allied Waste Industries, Inc. Prior to the merger, Mr. Crownover served as a director of Allied Waste Industries, Inc. from December 2002 until December 2008. Mr. Crownover completed a 30-year career with McKinsey & Company, Inc. when he retired in 1998. He headed McKinsey’s Southwest practice for many years, and also co-headed the firm’s worldwide energy practice. In addition, he served as a member of McKinsey’s Board of Directors. Mr. Crownover also serves as a director of Chemtura Corporation, Weingarten Realty Investors, and FTI Consulting, Inc. He also is Chairman of the Board of Trustees of Rice University and a trustee of the Houston Grand Opera.

William J. Flynn was named a director in December 2008 upon the close of the merger between Republic Services, Inc. and Allied Waste Industries, Inc. Prior to the merger, Mr. Flynn served as a director of Allied Waste Industries, Inc. from February 2007 until December 2008. Mr. Flynn is the President and Chief Executive Officer of Atlas Air Worldwide Holdings, Inc. Prior to joining Atlas in 2006, Mr. Flynn served as President and Chief Executive Officer of GeoLogistics Corporation from 2002 until its sale to PWC Logistics in 2005. Mr. Flynn was a Senior Vice President with CSX Corporation from 2000 to 2002 and held various positions of increasing responsibility with Sea-Land Service Inc. from 1977 to 1999. Mr. Flynn also serves as a director of Atlas and Horizon Lines, Inc. He also is a director of the Air Transport Association.

David I. Foley was named a director in December 2008 following the close of the merger between Republic Services, Inc. and Allied Waste Industries, Inc. Prior to the merger, Mr. Foley served as a director of Allied Waste Industries, Inc. from March 2006 until December 2008. Mr. Foley is a Senior Managing Director at the Blackstone Group, L.P. (“Blackstone”). Blackstone holds investments in our company. Prior to joining Blackstone in 1995, Mr. Foley was an employee of AEA Investors, Inc. from 1991 to 1993 and a consultant with The Monitor Company from 1989 to 1991. He also serves as a director of Foundation Coal Holdings, Inc.

Nolan Lehmann was named a director in December 2008 upon the close of the merger between Republic Services, Inc. and Allied Waste Industries, Inc. Prior to the merger, Mr. Lehmann served as a director of Allied Waste Industries, Inc. from October 1990 until December 2008. Mr. Lehmann was also Lead Director of Allied Waste Industries, Inc. from February 2007 until December 2008. Since April 2008, Mr. Lehmann has been a managing director of Altazano Management, LLC, a private wealth management advisory firm. From 1983 until his retirement in June 2005, Mr. Lehmann was President of Equus Capital Management Corporation, a registered investment advisor, and from 1991 to June 2005, he was President and a director of Equus II Incorporated, a registered public investment company. Mr. Lehmann is a certified public accountant. Mr. Lehmann also serves as a director of several private corporations. He is a director of Child Advocates of Harris County.

W. Lee Nutter was named a director in February 2004. Prior to his retirement in 2007, Mr. Nutter was Chairman, President and Chief Executive Officer of Rayonier, Inc., a leading supplier of high performance specialty cellulose fibers with timberland and other higher value land holdings. Mr. Nutter continues to serve as a director of Rayonier as well as a director of NiSource Inc., J.M. Huber Corporation and the North Florida Regional Board of SunTrust.

Ramon A. Rodriguez was named a director in March 1999.  Mr. Rodriguez has served as President and Chief Executive Officer of Madsen, Sapp, Mena, Rodriguez & Co., P.A., a firm of certified public accountants, from 1981 through 2006 when the firm was acquired by Crowe Horwath LLP. He is a past Chairman of the Florida Board of Accountancy and was also President of the Florida Institute of Certified Public Accountants. Mr. Rodriguez serves as a director of Bank of Florida Corporation, a bank holding company.

Allan C. Sorensen was named a director in November 1998. Mr. Sorensen is a co-founder of Interim Health Care, Inc., which Interim Services, Inc., now known as Spherion Corporation, spun off in October 1997. From October 1997 until February 2007, Mr. Sorensen served as Interim Health’s Vice Chairman and from 2004 until February 2007, Mr. Sorensen also served as Interim Health’s Chief Executive Officer and President. Before the spin-off, Mr. Sorensen served as a director and in various capacities including President, Chief Executive Officer and Chairman of Interim Services from 1967 to 1997. He was a member of the board of directors of H&R Block, Inc. from 1979 until 1993, when Interim Services was spun off in an initial public offering.

John M. Trani was named a director in December 2008 upon the close of the merger between Republic Services, Inc. and Allied Waste Industries, Inc. Prior to the merger, Mr. Trani served as a director of Allied Waste Industries, Inc. from February 2007 until December 2008. Mr. Trani was Chairman of Accretive Commerce (formerly New Roads) from February 2004 until it was acquired in September 2007. Prior to that, Mr. Trani was Chairman and Chief Executive Officer of the Stanley Works from 1997 until his retirement in 2003. Prior to joining Stanley, Mr. Trani served in various positions of increasing responsibility with General Electric Company from 1978 to 1996. Mr. Trani was a Senior Vice President of GE and President and Chief Executive Officer of its Medical Systems Group from 1986 to 1996. Mr. Trani also serves as a director of Goss International and Arise Inc. He is a Special Advisor to Young America Corporation.

Michael W. Wickham was named a director in October 2004. From 1996 to 2003, Mr. Wickham served as President and Chief Executive Officer of Roadway Corporation. He also served as Chairman of Roadway from 1998 until his planned retirement in December 2003. He served as President of Roadway from July 1990 through March 1998 and a director of Roadway from 1989 until his planned retirement in December 2003. Mr. Wickham also serves as a director of C.H. Robinson Worldwide, Inc., a transportation, logistics and sourcing company and several private companies.

See the section under the heading “Executive Officers” for biographical information on our non-director executive officers.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Presiding Director

The Board of Directors has created the position of Presiding Director to serve as the lead non-employee director of the Board of Directors. The Presiding Director position shall at all times be held by an “independent” director, as that term is defined from time to time by the listing standards of the New York Stock Exchange (“NYSE”) and as determined by the Board of Directors in accordance with its Corporate Governance Guidelines.

The Presiding Director will have, in addition to the powers and authorities of a member of our Board of Directors, the power and authority to (a) preside at all meetings of non-employee directors when they meet in executive session without the participation of management, (b) set agendas, priorities and procedures for meetings of non-employee directors when they meet in executive session without the participation of management, (c) coordinate with non-employee directors the review, revision, addition or deletion of proposed agenda items for any meeting of the Board of Directors, (d) request access to any employee of the company at any time, and (e) retain independent outside financial, legal or other advisors on behalf of any committee or subcommittee of the Board of Directors.

The Nominating and Corporate Governance Committee recommends a member of the Board of Directors to serve as Presiding Director. The current Presiding Director of the company is Mr. Nutter, who was approved by the Board of Directors effective as of October 2, 2006.

Board of Directors and Board Committees

The Board of Directors develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operations at meetings and through reports and analyses presented to the Board of Directors and committees of the board. Significant communications between the directors and management also occur apart from meetings of the Board of Directors and committees of the board.

In addition to the Continuing Republic Committee and Continuing Allied Committee described above, the Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Integration Committee. Committee member appointments are evaluated annually and any changes to such appointments are approved by the Board of Directors at its next regularly scheduled meeting that follows the Annual Meeting of stockholders. Committee chairmanships rotate bi-annually.

Until our 2011 Annual Meeting of stockholders, each committee of our Board of Directors (other than with respect to the Continuing Republic Committee or Continuing Allied Committee) must be comprised of five members, consisting of three Continuing Republic Directors and two Continuing Allied Directors.

The Board of Directors held 25 meetings and took 11 actions by unanimous written consent during 2008. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the board on which he served. The non-employee directors meet regularly in executive sessions.

Our directors and executive officers will continue to attend seminars and continuing education programs relating to corporate governance, audit and compensation matters.

Information regarding each of the current standing committees is as follows:

Audit Committee

The Audit Committee currently consists of Messrs. Rodriguez (Chairperson), Croghan, Flynn, Lehmann and Wickham. The five members of the Audit Committee meet the independence, education and experience requirements of the listing standards of the NYSE and the rules and regulations of the Securities and Exchange Commission. Our Board of Directors has also determined that Messrs. Rodriguez and Croghan each qualify as an “Audit Committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Act of 1933, as amended.

The Audit Committee assists the Board of Directors in monitoring (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, and (c) the independence and performance of our internal and external auditors. Furthermore, the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, terminate and replace the independent public accountants. The Audit Committee operates under a written charter adopted by the Board of Directors in accordance with NYSE rules and all other applicable laws. The Audit Committee reviews its charter at least annually. The Audit Committee held seven meetings, took seven actions by unanimous written consent and met regularly in executive sessions during 2008. The Audit Committee Report is on page 16.

Compensation Committee

The Compensation Committee currently consists of Messrs. Wickham (Chairperson), Foley, Lehmann, Rodriguez and Sorensen. The five members of the Compensation Committee are independent as that term is defined under the listing standards of the NYSE.

The Compensation Committee of our Board of Directors establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of salaries and incentive compensation to executive officers, and administers our stock incentive plan. For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see the Compensation Discussion and Analysis on page 20. The Compensation Committee operates under a written charter adopted by our Board of Directors in accordance with NYSE rules and all other applicable laws. The Compensation Committee reviews its charter at least annually, and it was last amended in December 2008. The charter more fully describes the role, responsibilities and function of the Compensation Committee. The Compensation Committee held 14 meetings, took three actions by unanimous written consent and met regularly in executive sessions during 2008.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Croghan (Chairperson), Crownover, Nutter, Sorensen and Trani. The five members of the Nominating and Corporate Governance Committee are independent as that term is defined under the listing standards of the NYSE.

The Nominating and Corporate Governance Committee identifies director candidates that it recommends to our Board of Directors for selection as the director nominees for the next Annual Meeting or, except as otherwise described above, to fill vacancies. The Nominating and Corporate Governance Committee also is responsible for developing and recommending a set of corporate governance principles applicable to our company and reviewing and providing oversight of the effectiveness of our governance practices. This committee also oversees the annual evaluation of the Board of Directors and its committees and discharges the Board of Directors’ responsibilities related to the compensation of non-employee directors. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors in accordance with the NYSE rules and all other applicable laws. The Nominating and Corporate Governance Committee reviews its charter at least annually, and it was last amended in December 2008. The Nominating and Corporate Governance Committee will consider nominations for the Board of Directors from stockholders that are entitled to vote for the election of directors, as described under the “Stockholder Director Recommendation Policy” below. The Nominating and Corporate Governance Committee held five meetings, took one action by unanimous written consent and met regularly in executive session during 2008.

Integration Committee

The Integration Committee currently consists of Messrs. Sorensen (Chairperson), Crownover, Foley, Rodriguez and Wickham. The Integration Committee is responsible for assisting our Board of Directors in overseeing the implementation, and assessing the effectiveness, of a comprehensive integration program designed to combine the business, operations and organizational cultures of Republic and Allied as a result of the merger in December 2008. The Integration Committee meets regularly with the management integration team. The Integration Committee operates under a formal charter that was approved by the Board of Directors.

Director Nomination Procedures

The Nominating and Corporate Governance Committee is generally responsible for soliciting recommendations for candidates for the Board of Directors, developing and reviewing background information for such candidates, and making recommendations to the Board of Directors with respect to candidates for directors proposed by stockholders. In evaluating candidates for potential director nomination, the Nominating and Corporate Governance Committee will consider, among other things, candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, have relevant business and industry experience, education and skills, and who would be effective as a director in conjunction with the full board in collectively serving the long-term interests of our stockholders in light of the needs and challenges facing the Board of Directors at the time.

When assessing the independence of a current director or prospective director candidate, the Nominating and Corporate Governance Committee considers the “per se” disqualifications to director independence in accordance with the NYSE rules. In addition, the Board of Directors, based upon the recommendation of the Nominating and Corporate Governance Committee, has adopted categorical standards, which state that certain relationships would not be considered to be material relationships that would bar a director’s independence. These categorical standards are detailed under “Director Independence.” All candidates will be reviewed in the same manner, regardless of the source of recommendation. Mr. O’Connor is nominated for election to our Board of Directors at each Annual Meeting of stockholders pursuant to the terms of his employment agreement with us. See “Employment Agreements and Post-Employment Compensation.”

Stockholder Director Recommendation Policy

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In accordance with our bylaws, a stockholder wanting to propose a nominee to serve as a director before a meeting of stockholders must give timely written notice. Such notice requirement will be deemed satisfied if in compliance with our bylaws, and must include (A) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under the Exchange Act, including, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) a description of all direct and indirect compensation and other material monetary arrangements during the past three years and any other material relationships between such stockholder, beneficial owner and their respective affiliates and associates, on the one hand, and each proposed nominee and his respective affiliates and associates, on the other hand, and (iii) a completed and signed questionnaire, representation and agreement required by Section 2.13 of our bylaws; and (B) as to such stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address, as they appear on our books, of such stockholder and beneficial owner, (ii) (a) the class and number of shares of stock of our company which are owned beneficially and of record by such stockholder and beneficial owner, (b) any instrument derived in whole or part from the value of any class or series of shares of the company’s stock beneficially owned by such stockholder, (c) any proxy, understanding or relationship pursuant to which such stockholder has a right to vote any shares of any security of the company, (d) any short interest in any security of the company, (e) any rights to dividends on the shares of the company beneficially owned by such stockholder that are separated or separable from the underlying shares of the company, (f) any proportionate interest in shares of the company or derivative instruments held directly or indirectly by a general or limited partnership in which such stockholder is a general partner or beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the company or derivative instruments, including interests held by members of the stockholder’s immediate family, and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors under the Exchange Act.

The Nominating and Corporate Governance Committee will determine the eligibility of a proposed nominee to serve as a director, and may reasonably require additional information to determine such eligibility. Director candidates proposed by stockholders are evaluated on the same basis as all other director candidates as discussed above. The Nominating and Corporate Governance Committee may, in its discretion, interview any director candidate proposed by a stockholder.

Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by providing the required information as described above in writing to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. In order to consider a candidate for nomination at the 2010 Annual Meeting, we must receive the stockholder’s written notice not later than 90 days and not earlier than 120 days prior to the anniversary date of this year’s Annual Meeting. Refer to our company’s bylaws for additional information and notice requirements.

Director Independence

Our common stock is listed on the NYSE, which requires that a majority of our Board must be “independent directors” according to independence standards established by the NYSE. Following is a list of our independent directors as of the date of this proxy statement:

John W. Croghan	David I. Foley	Ramon A. Rodriguez	Michael W. Wickham
James W. Crownover	Nolan Lehmann	Allan C. Sorensen
William J. Flynn	W. Lee Nutter	John M. Trani

Harris W. Hudson resigned as a director, Vice Chairman and Secretary of Republic effective December 2, 2008. Beginning in January 2008, Mr. Hudson, a former employee, was compensated by us solely for his activities as a director in a manner consistent with the non-employee directors. We entered into a Consulting Agreement with Mr. Hudson as of December 3, 2008 for a one year period. Refer to “Certain Relationships and Related Transactions” for more information regarding Mr. Hudson’s Consulting Agreement.

When assessing the independence of a current director or nominee for director, the Nominating and Governance Committee considers the “per se” disqualifications from director independence in accordance with the NYSE rules. In addition, based upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors adopted categorical standards, which provide that the following are not material relationships that would bar a director’s independence:

•	If any of our directors is an executive officer of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the consolidated assets of our company and of the company for which the director serves as an executive officer.

•	If any of our directors or a member of the director’s immediate family, serves as an officer, director or trustee of a charitable organization, and our company’s discretionary charitable contributions to the organization are less than 2% of that organization’s total annual charitable receipts.

•	A passive investment by any of our directors, or member of the director’s immediate family, in a stockholder that owns less than 45% of our outstanding common stock, as long as the passive investment does not exceed 5% of the director’s net worth.

•	Affiliation or employment by any of our directors, or a member of the director’s immediate family, with an entity that beneficially owns up to 45% of our outstanding common stock.

The Board of Directors undertook a review of director independence and considered relationships between each of the directors and their immediate family members and our company and its subsidiaries, both in the aggregate and individually. The Board of Directors determined that the ten non-employee individuals currently serving as directors meet the standards for independence set by the NYSE and the categorical standards adopted by our Board of Directors, and have no material relationships with our company that impaired their independence from our company. These individuals therefore are “independent directors” under the NYSE listing standards. There were no matters other than the matters described under “Certain Relationships and Related Transactions.”

Corporate Governance

Our company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We continuously monitor developments and best practices in the area of corporate governance and modify our plan as warranted.

Corporate Governance Guidelines. Our company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility.

Personal Loans to Executive Officers and Directors. Our company complies with and will operate in a manner consistent with legislation prohibiting extensions of credit in the form of a personal loan to or for our directors or executive officers.

Code of Business Conduct and Ethics (“Code of Ethics”). We have adopted a Code of Ethics that complies with all applicable laws and outlines the general standards of business conduct that all of our employees, officers, and directors are required to follow. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Controller, or Chief Accounting Officer, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

The current charters for the Audit, Compensation, and Nominating and Corporate Governance committees, our Corporate Governance Guidelines, and our Code of Ethics can be obtained, free of charge, by written request to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. These documents are also available on our website at www.republicservices.com.

Stockholder Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate with the Board of Directors, a committee of the board, the Presiding Director, or the non-management directors (as a group or individually), may send correspondence to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. The Corporate Secretary will compile and submit on a periodic basis such correspondence to the entire Board of Directors, or, if and as designated in the communication, to the appropriate committee of the board, the Presiding Director, or the non-management directors (as a group or the appropriate individual member). The independent members of the Board of Directors have approved this process.

Attendance at Annual Meetings Policy

We do not have a formal policy requiring our directors to attend the Annual Meeting of our Stockholders, although we encourage all directors to attend. Four of our directors attended our 2008 Annual Meeting.

DIRECTOR COMPENSATION

When establishing and reviewing the compensation paid to our directors, consideration is given to the level of work and involvement the directors have with our business. In addition, compensation packages available to directors in the marketplace are also considered, with particular emphasis placed on the compensation packages available to directors at our peer group companies.

During 2008, we paid each of our non-employee directors a $40,000 annual retainer, an additional annual retainer of $10,000 for each board committee chairmanship held and for being the Presiding Director, and $1,500 for each board or committee meeting attended. In addition, under our 1998 Stock Incentive Plan, each non-employee director received deferred stock units equal to 6,000 shares of our common stock. At the end of any quarter in which dividends were distributed to stockholders, directors received additional deferred stock units with a value (based on the closing price of Republic stock on the dividend payment date) equal to the value of dividends they would have received on all deferred stock units held by them on the dividend record date. Absent a showing of hardship, directors were required to hold all deferred stock units until the time they were no longer a member of our Board of Directors. Under the terms of these awards, these deferred stock units were settled in cash upon the close of the merger between Republic and Allied in December 2008.

Beginning in January 2009, the Board of Directors, as recommended by the Nominating and Corporate Governance Committee, increased (i) the annual retainer paid to each non-employee director from $40,000 to $80,000, (ii) the fees paid to each committee chairman and Presiding Director of the Board of Directors from $10,000 to $20,000, and (iii) the number of annual restricted stock units (in place of deferred stock units) granted to non-employee directors from 6,000 to 7,500 units that will be issued upon the director’s termination of service as a member of our Board of Directors. In addition, non-employee directors were granted a one-time grant of 22,500 restricted stock units that will vest and be issued in three equal annual installments commencing one year after the date of award. At the end of any quarter in which dividends are distributed to stockholders, the non-employee directors will receive additional restricted stock units with a value (based on the closing price of Republic stock on the dividend payment date) equal to the value of dividends they would have received on all restricted stock units held by them on the dividend record date. The Board of Directors determined, based on an independent study of peer company director compensation practices by our compensation consultant and acknowledgment of the services and time commitments by the non-employee directors related to the December 2008 merger of Republic and Allied, that the modification of cash compensation and equity awards was necessary to provide competitive compensation to our directors.

All compensation paid by us during 2008 to our non-employee directors is detailed below. Compensation paid to the Continuing Allied Directors (Messrs. Crownover, Flynn, Foley, Lehmann and Trani) for their services as members of the Board of Directors of Allied is not reflected in this table. Mr. O’Connor’s compensation is reflected in the other schedules contained in this proxy statement, and he received no additional compensation from us for his duties as a director.

Director Compensation in 2008

	Fees Earned		All Other
	or Paid in Cash	Stock Awards	Compensation
Name	($)(1)	($)(2)(3)	($)	Total ($)

James E. O’Connor(4)	—	—	—	—
John W. Croghan	96,000	186,420	—	282,420
James W. Crownover(5)	4,500	4,690	—	9,190
William J. Flynn(5)	4,500	7,400	—	11,900
David I. Foley(5)(6)	9,000	4,690	—	13,690
Nolan Lehmann(5)	9,000	4,690	—	13,690
Harris W. Hudson(7)	64,500	186,420	41,667	292,587
W. Lee Nutter	103,500	186,420	—	289,920
Ramon A. Rodriguez	114,000	186,420	—	300,420
Allan C. Sorensen	118,500	186,420	—	304,920
John M. Trani(5)	3,000	7,400	—	10,400
Michael W. Wickham	109,500	186,420	—	295,920

(1)	“Fees Earned or Paid in Cash” includes an annual cash retainer, committee chairmanship and Presiding Director retainers and meeting fees for the board and its committees earned during 2008.

(2)	The amounts shown in this column represent the dollar amount for 2008 with respect to shares of deferred stock units and restricted stock, computed in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The expense in 2008 does not include additional shares of deferred stock units received in lieu of dividends. The following table sets forth (a) the grant date fair value of deferred stock units granted as part of the annual grant in 2008 and (b) the aggregate number and market value of unvested shares of restricted stock held by each of our non-employee directors at December 31, 2008:

	Grant Date Fair
	Value of Deferred	Number of Shares of	Market Value of Shares of
	Stock Units	Stock That Have Not	Stock That Have Not Vested
Name	($)(a)	Vested (#)(b)	($)(c)

John W. Croghan	186,420	—	—

James W. Crownover	—	2,490	61,727

William J. Flynn	—	5,944	147,352

David I. Foley	—	2,490	61,727

Nolan Lehmann	—	2,490	61,727

Harris W. Hudson	186,420	—	—

W. Lee Nutter	186,420	—	—

Ramon A. Rodriguez	186,420	—	—

Allan C. Sorensen	186,420	—	—

John M. Trani	—	5,944	147,352

Michael W. Wickham	186,420	—	—

(a)	Represents the grant date fair value for the annual grant to directors of 6,000 shares of deferred stock units on February 7, 2008 at a grant price equal to the closing price on February 6, 2008 of $31.07 per share and does not include additional shares of deferred stock units received in lieu of dividends. Under the terms of these awards, these shares were settled in cash upon the close of the merger between Republic and Allied in December 2008. Messrs. Crownover, Flynn, Foley, Lehmann and Trani joined the Republic Board subsequent to the merger with Allied in December 2008 and received no equity grants for their service on the Republic Board in 2008.

(b)	All outstanding deferred stock units vested upon the change in control at the time of the merger transaction between Republic and Allied. Therefore, Messrs. Croghan, Hudson, Nutter, Rodriguez, Sorensen and Wickham had no unvested shares or units outstanding at December 31, 2008. Cash payments made to these directors upon the change in control for deferred stock units were $647,608, $647,608, $717,780, $647,608, $647,608, and $716,325 for Messrs. Croghan, Hudson, Nutter, Rodriguez, Sorensen and Wickham, respectively. Messrs. Crownover, Flynn, Foley, Lehman and Trani each had shares of restricted stock granted to them for their service on the Board of Allied which were converted into shares of restricted stock of Republic. The amounts listed represent these converted shares.

(c)	Calculated based upon the closing market price of our common stock on December 31, 2008, which was $24.79 per share.

(3)	See Note 12 to our Consolidated Financial Statement included in our Form 10-K for the year ended December 31, 2008, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004). The following table sets forth the aggregate number of vested stock options held by each of our non-employee directors as of December 31, 2008. There were no unvested stock options held by our non-employee directors as of December 31, 2008 and no expense was recognized for stock options during 2008 for our non-employee directors.

	Number of Securities
	Underlying Unexercised	Option Exercise	Option Expiration
Name	Options Exercisable (#)	Price ($)	Date

John W. Croghan	15,000	9.50	1/3/2010

	15,000	9.70	1/30/2011

	15,000	11.60	1/31/2012

	15,000	12.82	2/5/2013

James W. Crownover	11,250	22.64	12/12/2012

	4,500	19.62	5/21/2013

	4,500	28.00	5/21/2014

William J. Flynn	—	—	—

David I. Foley(a)	—	—	—

Nolan Lehmann	4,500	44.03	6/29/2009

	4,500	13.33	5/3/2010

	4,500	37.80	5/23/2011

	4,500	24.62	5/29/2012

	4,500	19.62	5/21/2013

	4,500	28.00	5/21/2014

Harris W. Hudson	—	—	—

W. Lee Nutter	—	—	—

Ramon A. Rodriguez(b)	15,000	9.50	1/3/2010

	15,000	9.70	1/30/2011

	15,000	11.60	1/31/2012

	15,000	12.82	2/5/2013

Allan C. Sorensen	15,000	9.50	1/3/2010

	15,000	9.70	1/30/2011

	15,000	11.60	1/31/2012

	15,000	12.82	2/5/2013

John M. Trani	—	—	—

Michael W. Wickham	—	—	—

(a)	Outstanding options to purchase 40,500 shares were held by Blackstone Entities as of December 31, 2008. Mr. Foley is a principal of Blackstone Associates. Only compensation paid on Mr. Foley’s behalf to the Blackstone Entities is shown in these tables, however all equity awards remaining outstanding for Blackstone Entities are included in the Beneficial Ownership tables.

(b)	All outstanding options granted to Mr. Rodriguez are held by Crombet Ltd., a limited partnership of which the general partner is an entity controlled by Mr. Rodriguez and his spouse.

(4)	Mr. O’Connor’s compensation is reflected in the other schedules contained in this proxy statement, and he received no additional compensation from us for his duties as a director.

(5)	Messrs. Crownover, Flynn, Foley, Lehmann and Trani joined the Republic Board subsequent to the close of the merger with Allied in December 2008. Prior to the merger, they were members of the Board of Allied. Only compensation received for their services on the Republic Board is included as compensation in 2008.

(6)	Cash fees and equity awards paid or payable to Mr. Foley were paid directly to Blackstone Management Partners III L.L.C.

(7)	Mr. Hudson resigned as a director, Vice Chairman and Secretary of Republic effective December 2, 2008. During 2008, he was compensated solely for his activities as a director consistent with the non-employee directors. The Company entered into a Consulting Agreement with Mr. Hudson as of December 3, 2008 for a one year period to end on November 30, 2009. Installments under this agreement are to be received by the last day of each calendar month and the payment of $41,667 received by Mr. Hudson in December 2008 is included in “All Other Compensation.”

AUDIT COMMITTEE REPORT

The following statement made by the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.

Management is responsible for the company’s internal controls, financial reporting processes, and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. The Audit Committee has considered whether the independent auditors’ provision of audit-related and other non-audit services to the company is compatible with maintaining the auditors’ independence.

Finally, the Audit Committee has evaluated the independent auditors’ role in performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and applicable professional and firm auditing standards, including quality control standards. The Audit Committee has received assurances from the independent auditors that the audit was subject to its quality control system for its accounting and auditing practice in the United States. The independent auditors have further assured the Audit Committee that its engagement was conducted in compliance with professional standards and that there was appropriate continuity of personnel working on the audit, availability of national office consultation to conduct the relevant portions of the audit, and availability of personnel at foreign affiliates to conduct the relevant portions of the audit.

In reliance on the reviews, discussions and evaluations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Submitted by the Audit Committee:

Ramon A. Rodriguez, Chairperson
John W. Croghan
William J. Flynn
Nolan Lehmann
Michael W. Wickham

AUDIT AND RELATED FEES

Independent Auditor Fee Information

The following table presents the aggregate fees billed to us by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2008 and 2007 and other services provided during those periods:

	2008	2007

Audit Fees	$4,133,154	$1,342,150
Audit-Related Fees	2,025,156	34,000
Tax Fees	—	—
All Other Fees	—	—

	$6,158,310	$1,376,150

Fees for audit services include fees associated with the annual audit and Form 10-K, the review of our reports on Form 10-Q and comfort letters. Audit fees also include amounts related to Ernst & Young LLP’s report on our internal controls in accordance with the Sarbanes-Oxley Act of 2002. In 2007, audit-related fees consisted of audits of employee benefit plans. In 2008, audit-related fees consisted primarily of due diligence work performed as part of the merger with Allied.

Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all fees to be paid to our independent public accountants in accordance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in accordance therewith.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of (1) Forms 3 and 4 and amendments to each form furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended, during our fiscal year ended December 31, 2008, (2) any Forms 5 and amendments to the forms furnished to us with respect to our fiscal year ended December 31, 2008, and (3) any written representations referred to us in subparagraph (b)(1) of Item 405 of Regulation S-K under the Securities Exchange Act of 1934, as amended, no person who at any time during the fiscal year ended December 31, 2008 was a director, officer or, to our knowledge, a beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended December 31, 2008 or prior fiscal years, except that (1) Mr. Holmes filed a late Form 4 on January 12, 2009 reporting (a) a disposition of Republic shares when a stock fund in his deferred compensation account was paid out in cash in connection with the Allied merger and (b) an acquisition of shares of Republic common stock acquired in exchange for shares of Allied common stock in connection with the merger, and (2) Mr. O’Connor filed a late Form 4 on January 9, 2009 reporting a disposition of Republic shares when a stock fund in his deferred compensation account was paid out in cash in connection with the Allied merger.

SECURITY OWNERSHIP OF FIVE PERCENT STOCKHOLDERS

The following table shows certain information as of March 16, 2009 with respect to the beneficial ownership of common stock by each of our stockholders who is known by us to be a beneficial owner of more than 5% of our outstanding common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number		Percent(1)

Cascade Investment, L.L.C., William H. Gates III	56,754,169	(2)	15.0%
2365 Carillon Point, Kirkland, WA 98033

Steven A. Schwarzman	21,575,774	(3)	5.7%
c/o Blackstone Management Associates II L.L.C
345 Park Avenue
New York, NY 10154

FMR LLC, Edward C. Johnson 3d	21,125,096	(4)	5.6%
82 Devonshire St, Boston, MA 02109

(1)	Calculated in accordance with Rule 13d-3 under the Exchange Act, based on 379,040,575 shares issued and outstanding at the close of business on March 16, 2009.

(2)	Based on Form 4 and Amendment No. 9 to Schedule 13D filed with the Securities and Exchange Commission by Cascade Investment, L.L.C. on March 5, 2009 and March 3, 2009, respectively. 55,404,169 shares of our common stock held by Cascade may be deemed beneficially owned by William H. Gates III as the sole member of Cascade. 1,350,000 shares of our common stock held by the Bill & Melinda Gates Foundation (the “Foundation”) may be deemed to be beneficially owned by Mr. Gates and Melinda French Gates as Co-Trustees of the Foundation. Michael Larson, the business manager of Cascade, has voting and investment power with respect to the common stock held by Cascade and the Foundation. Mr. Larson disclaims any beneficial ownership of the common stock beneficially owned by Cascade, the Foundation or Mr. and Mrs. Gates.

(3)	Based on Schedules 13D and 13D/A filed with the Securities and Exchange Commission on December 15, 2008 and February 17, 2009, respectively, by Blackstone Capital Partners II Merchant Banking Fund L.P. (“BCP II”), Blackstone Offshore Capital Partners II L.P. (“BOCP II”), Blackstone Family Investment Partnership II L.P. (“BFIP II”), Blackstone Management Associates II L.L.C. (“BMA II”), Blackstone Capital Partners III Merchant Banking Fund L.P. (“BCP III”), Blackstone Offshore Capital Partners III L.P. (“BOCP III”), Blackstone Family Investment Partnership III L.P. (“BFIP III”), Blackstone Management Associates III L.L.C. (“BMA III”), Blackstone Management Partners III, L.L.C. (“BMP III”), Blackstone Group, L.P. (“BX”) and Blackstone Group Management, LLC (“BGM”) (collectively, the “Blackstone Entities”) and Mr. Stephen A. Schwarzman. BMA II is the sole general partner of BCP II and BFIP II and the sole investment general partner of BOCP II. Blackstone Services (Cayman) LDC is the administrative general partner of BOCP II. Pursuant to the partnership agreement of BOCP II, BMA II has the sole power to vote securities held by BOCP II and the sole power to dispose of securities held by BOCP II. BMA III is the sole general partner of BCP III and BFIP III and the sole investment general partner of BOCP III. Blackstone Services (Cayman) LDC is the administrative general partner of BOCP III. Pursuant to the partnership agreement of BOCP III, BMA III has the sole power to vote securities held by BOCP III and the sole power to dispose of securities held by BOCP II. BMP III is the investment advisor to certain of the Blackstone Entities. The principal business and office address of BCP II, BFIP II, BMA II, BCP III, BFIP III and BMA III is 345 Park Avenue, New York, New York 10154. The principal business and office address of BOCP II and BOCP III is Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9002, Cayman Islands.

According to the Blackstone Entities’ Schedules 13D and 13D/A, no one Blackstone Entity alone owns 5% or more of our outstanding common stock. However, Mr. Schwarzman, as the founding member of BMA II and BMA III, may be deemed the beneficial owner of 21,575,774 shares of our common stock held by the Blackstone Entities as follows: (i) BCP II holds 2,975,195 shares; (ii) BOCP II holds 883,074 shares; (iii) BFIP II holds 296,072 shares; (iv) BCP III holds 13,800,706 shares; (v) BOCP III holds 2,558,819 shares; (vi) BFIP III holds 1,044,225 shares; and (vii) BMP III holds 17,683 shares. The 21,575,774 shares of our common stock held by the Blackstone Entities were acquired in exchange for 47,946,163 shares of Allied common stock in connection with our merger with Allied. On December 2, 2008, we entered into a Letter Agreement with the Blackstone Entities granting certain registration rights with respect to the shares of Republic received by the Blackstone Entities in the merger.

(4)	Based on Schedule 13G filed with the Securities and Exchange Commission by FMR LLC (“FMR”) on February 17, 2009. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR, is the beneficial owner of 18,275,284 shares of our common stock as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR, through its control of Fidelity and the funds, each has sole power to dispose of the 18,275,284 shares owned by the funds. Members of the family of Edward C. Johnson 3d, chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed to form a “controlling group” under the Investment Company Act of 1940 with respect to FMR. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Strategic Advisors, Inc., 82 Devonshire Street, Boston, Massachusetts, 02109, a wholly owned subsidiary of FMR, provides investment advisory services to individuals. As such, FMR’s beneficial ownership includes 864 shares of our common stock beneficially owned through Strategic Advisors, Inc. Pyramis Global Advisors, LLC (“PGALLC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly owned subsidiary of FMR, is the beneficial owner of 13,600 shares as a result of its serving as investment advisor to institutional accounts, non-U.S. mutual funds or investment companies owning such shares. Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over 13,600 shares and sole power to vote or to direct the voting of 13,600 shares of our common stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an

indirect wholly owned subsidiary of FMR, is the beneficial owner of 1,554,079 shares of our common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 1,554,079 shares and sole power to vote or to direct the voting of 1,423,399 shares of our common stock owned by the institutional accounts managed by PGATC as reported above. FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, is the beneficial owner of 1,281,269 shares of our common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR and FIL, or trusts for their benefit, own approximately 47% of the voting shares of FIL. FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. However, FMR has made filings with the SEC as if all of the shares are beneficially owned by FMR and FIL on a joint basis. FIL has sole dispositive power over 1,281,269 shares owned by international funds. FIL has sole power to vote or direct the voting of 1,245,169 shares and no power to vote or direct the voting of 36,100 shares of our common stock held by the international funds.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows certain information as of March 16, 2009 with respect to the beneficial ownership of common stock by (1) our current directors, (2) each of the executive officers listed in the Summary Compensation Table and (3) all of our current directors and these executive officers as a group. We have adjusted share amounts and percentages shown for each individual in the table to give effect to shares of common stock that are not outstanding but which the individual may acquire upon exercise of all options exercisable within 60 days of March 16, 2009. However, we do not deem these shares of common stock to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other individual listed on the table.

Shares Beneficially Owned
Name of Beneficial Owner	Number*	Percent**

James E. O’Connor	533,153(1)	—

John W. Croghan	210,000(2)	—

James W. Crownover	35,736(3)	—

William J. Flynn	16,002(4)	—

David I. Foley	21,618,764(5)	5.7%

Nolan Lehmann	82,494(6)	—

W. Lee Nutter	7,500(7)	—

Ramon A. Rodriguez	60,000(8)	—

Allan C. Sorensen	60,000(9)	—

John M. Trani	16,002(10)	—

Michael W. Wickham	—	—

Michael J. Cordesman	6,381(11)	—

Tod C. Holmes	164,276(12)	—

David A. Barclay	156,651(13)	—

Donald W. Slager	650,287(14)	—

All directors and executive officers as a group (15 persons)	23,617,246(15)	6.2%

*	All share numbers have been rounded to the nearest whole share number.

**	Calculated in accordance with Rule 13d-3 under the Exchange Act, and based on 379,040,575 shares issued and outstanding at the close of business on March 16, 2009. Other than Mr. Foley, each of our directors and executive officers beneficially owns less than 1% of our outstanding common stock.

(1)	The aggregate amount of common stock beneficially owned by Mr. O’Connor consists of 332,776 shares owned directly by him, 106,383 shares of restricted stock, exercisable options to purchase 86,250 shares, 1,527 shares owned through our 401(k) Plan, and 6,217 shares owned through our Employee Stock Purchase Plan.

(2)	The aggregate amount of common stock beneficially owned by Mr. Croghan consists of 150,000 shares owned directly by him and exercisable options to purchase 60,000 shares.

(3)	The aggregate amount of common stock beneficially owned by Mr. Crownover consists of 12,996 shares owned directly by him, 2,490 shares of restricted stock and exercisable options to purchase 20,250 shares.

(4)	The aggregate amount of common stock beneficially owned by Mr. Flynn consists of 11,785 shares owned directly by him and 4,217 shares of restricted stock.

(5)	The aggregate amount of common stock beneficially owned by Mr. Foley includes all shares held by the Blackstone Entities. This consists of 21,575,774 shares held directly by Blackstone Entities, 2,490 shares of restricted stock and exercisable options to purchase 40,500 shares. Mr. Foley is a Senior Managing Director of Blackstone Associates and disclaims beneficial ownership of the shares owned by Blackstone Entities.

(6)	The aggregate amount of common stock beneficially owned by Mr. Lehmann consists of 53,004 shares owned directly by him, 2,490 shares of restricted stock and exercisable options to purchase 27,000 shares.

(7)	The aggregate amount of common stock beneficially owned by Mr. Nutter consists of 7,500 shares owned directly by him.

(8)	The aggregate amount of common stock beneficially owned by Mr. Rodriguez consists of exercisable options to purchase 60,000 shares which were transferred to Crombet, Ltd, a limited partnership of which the general partner is an entity controlled by Mr. Rodriguez and his spouse. Mr. Rodriguez disclaims beneficial ownership of the shares owned by Crombet, Ltd.

(9)	The aggregate amount of common stock beneficially owned by Mr. Sorensen consists of exercisable options to purchase 60,000 shares.

(10)	The aggregate amount of common stock beneficially owned by Mr. Trani consists of 11,785 shares owned directly by him and 4,217 shares of restricted stock.

(11)	The aggregate amount of common stock beneficially owned by Mr. Cordesman consists of 852 shares owned through our 401(k) Plan and 5,529 shares owned through our Employee Stock Purchase Plan.

(12)	The aggregate amount of common stock beneficially owned by Mr. Holmes consists of 56,721 shares owned directly by him, 42,553 shares of restricted stock, exercisable options to purchase 60,000 shares, 2,703 shares owned through our 401(k) Plan, and 2,299 shares owned through our Employee Stock Purchase Plan.

(13)	The aggregate amount of common stock beneficially owned by Mr. Barclay consists of 154,628 shares owned directly by him, and 2,023 shares owned through our 401(k) Plan.

(14)	The aggregate amount of common stock beneficially owned by Mr. Slager consists of 128,783 shares owned directly by him, 93,989 shares of restricted stock, exercisable options to purchase 427,320 shares and 195 shares owned through the Allied Waste 401(k) Plan.

(15)	The aggregate amount of common stock beneficially owned by all current directors, director nominees and executive officers as a group consists of (a) 22,495,752 shares owned directly, (b) 258,829 shares of restricted stock, (c) exercisable options to purchase 841,320 shares, (d) 7,300 shares owned through the Republic and Allied Waste 401(k) Plans, and (e) 14,045 shares owned through our Employee Stock Purchase Plan.

EXECUTIVE OFFICERS

Our executive officers serve at the pleasure of the Board and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of stockholders. Following is a list of our current executive officers. Biographical information about each of our current executive officers follows the table.

Name	Age	Position Held

James E. O’Connor	59	Chairman of the Board of Directors and Chief Executive Officer
Donald W. Slager	47	President and Chief Operating Officer
Tod C. Holmes	60	Executive Vice President and Chief Financial Officer

See “Election of Directors — Biographical Information Regarding Director Nominees and Executive Officers” for biographical information about Mr. O’Connor.

Donald W. Slager was named President and Chief Operating Officer in December 2008. Prior to that, Mr. Slager served as President and Chief Operating Officer of Allied from January 2005 and Executive Vice President and Chief Operating Officer of Allied from June 2003. Mr. Slager was Senior Vice President Operations from December 2001 to June 2003. Previously, Mr. Slager served as Vice President — Operations from February 1998 to December 2001, as Assistant Vice President — Operations from June 1997 to February 1998, and as Regional Vice President of the Western Region from June 1996 to June 1997. Mr. Slager also served as District Manager for the Chicago Metro District from 1992 to 1996. Before Allied’s acquisition of National Waste Services in 1992, he served at National Waste Services as General Manager from 1990 to 1992 and in other management positions with that company since 1985.

Tod C. Holmes was named Executive Vice President and Chief Financial Officer in December 2008. Prior to that, Mr. Holmes served as Senior Vice President and Chief Financial Officer from August 1998 to December 2008. Mr. Holmes served as our Vice President — Finance from June 1998 until August 1998 and as Vice President of Finance of our former parent company’s Solid Waste Group from January 1998 until June 1998. From 1987 to 1998, Mr. Holmes served in various positions with Browning-Ferris Industries, Inc., including Vice President, Investor Relations from 1996 to 1998, Divisional Vice President, Collection Operations from 1995 to 1996, Divisional Vice President and Regional Controller — Northern Region from 1993 to 1995, and Divisional Vice President and Assistant Corporate Controller from 1991 to 1993.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Background and Role of the Compensation Committee

The Compensation Committee of our Board of Directors establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of salaries and incentive compensation to executive officers, and administers our stock incentive plan. Five members of our Board of Directors sit on the Compensation Committee, each of whom is independent as that term is defined under listing standards of the NYSE.

Compensation Program Objectives

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase shareholder value on both an annual and a longer-term basis primarily by improving our earnings and return on invested capital and generating increasing levels of free cash flow. In 2008, we defined free cash flow as cash provided by operating activities less purchases of property and equipment, plus proceeds from sales of property and equipment as presented in our consolidated statements of cash flows. Free cash flow is allocated and deployed by the Board of Directors to pay down debt and pay quarterly cash dividends to our stockholders, among other things.

The Compensation Committee structures compensation packages that are primarily weighted toward incentive forms of compensation to ensure that each officer’s interests are aligned with the interests of our stockholders. Our incentive forms of compensation do not focus on individual goals or individual performance, but instead focus on organization-wide strategic goals and objectives. We believe that stockholder interests are best served — and that our officers’ interests are best aligned with those of our stockholders — by establishing, working toward and achieving team-oriented strategic goals and objectives that affect our entire organization. The relationship between our company’s ability to improve earnings and return on invested capital and to generate free cash flow is closely tied to the financial rewards received by our stockholders. Consequently, the success of our officers in improving earnings and return on invested capital and generating free cash flow is closely linked to the financial rewards received by them.

Our compensation programs have evolved significantly during our past ten years as a publicly traded company, reflecting the increasing complexity of our business and the competitive challenges of the marketplace.

For a short period of time after our initial public offering, one of our main strategic objectives was to grow our business through acquisitions. Beginning in late 1999, as a result of industry-specific conditions, we shifted our strategic objectives from growing through acquisitions to growing our business organically, improving our return on invested capital, generating free cash flow and distributing such cash flow in various forms to our stockholders. Consistent with this shift in strategic focus, in early 2001 our Compensation Committee adopted a long-term cash incentive plan to reward our named executive officers’ ability to achieve our strategic objectives by generating increasing amounts of free cash flow and improving our return on invested capital over an extended time horizon.

Beginning in late 2003 and continuing through 2009, the Compensation Committee retained the services of Pearl Meyer & Partners to assist the Compensation Committee with its review of compensation for our senior executives, including our named executive officers. In addition, Pearl Meyer & Partners was asked to conduct an annual market comparison analysis and also has been utilized as a regular advisor to the Compensation Committee regarding ongoing compensation issues. The Compensation Committee retains Pearl Meyer & Partners directly, supervises all work assignments performed by them, and reviews and approves all work invoices received from Pearl Meyer & Partners for payment. Nevertheless, there are instances when Pearl Meyer & Partners must work with our management in order to obtain compensation information and data to perform its tasks. Other than as described above, Pearl Meyer & Partners was not asked to perform any other services for us.

In addition to Pearl Meyer & Partners, the Compensation Committee has the ability to retain any other advisors it deems necessary or desirable in order for it to discharge its duties. In 2008 and continuing into 2009, the Compensation Committee retained the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP to assist in the development of restated employment agreements for the named executive officers. The Compensation Committee has sole authority to terminate the retention of any consultant or advisor it has retained.

When making decisions regarding the compensation of named executive officers, the Compensation Committee considers data and analyses prepared by Pearl Meyer & Partners that include our company’s prior performance and historical pay to the named executive officers and the appropriateness of such compensation compared to that of our peer group companies. General compensation surveys compiled by other consulting firms are also reviewed and considered by the Compensation Committee in determining the appropriateness of executive compensation. Finally, the Compensation Committee also considers the compensation recommendations set forth by the Chief Executive Officer for executive officers other than himself. In considering compensation matters generally, and the compensation packages of the named executive officers in particular, the Compensation Committee routinely meets in executive session outside the presence of the named executive officers or any of our other employees.

Elements of Compensation

For 2008, our compensation program for named executive officers consisted of the following components:

•	Salaries

•	Annual cash incentive awards

•	Long-term incentive compensation

  –  Long-term cash incentive awards

  –  Equity compensation

•	Other benefits

Each of these components is reflected in the Summary Compensation Table and is discussed in detail below.

The Compensation Committee reviewed Republic’s employee benefit plans and severance agreements in connection with the merger with Allied. The Compensation Committee determined unanimously that the closing of the merger with Allied constituted a change of control under various Republic employee benefit plans and severance agreements. As a result of this determination, the closing of the merger triggered accelerated vesting of certain benefits under various Republic employee benefit plans and increased benefits payable under certain severance agreements in connection with employment terminations upon or after the merger.

Why Each Element of Compensation is Paid and How the Amount of Each Element of Compensation is Determined

As mentioned above, our compensation packages are primarily weighted toward incentive compensation, although we do not adhere to a precise mathematical allocation between salary and incentive compensation. Nevertheless, a significant portion of our named executive officers’ total compensation is placed at risk through annual and long-term incentive cash and equity compensation.

Salaries. During 2008 and prior to the merger, the annual cash salaries paid to Messrs. O’Connor, Cordesman, Holmes and Barclay were $925,000, $520,000, $440,000 and $350,000, respectively. These reflected increases from the prior year of $68,200, $61,000, $32,000 and $18,500, respectively. These increases reflected individual performance as well as change in the competitive marketplace as reflected in salary changes for similar positions in our peer group companies. Also, during the years 2004 through 2007, the Compensation Committee had granted each named executive officer individual shares of restricted stock in lieu of cash raises. The restricted stock vested on January 1 of the year following the year with respect to which the grant was made. There were no grants of restricted stock in lieu of cash raises during 2008. As part of the merger, Messrs. Cordesman and Barclay left the company and the annual cash salaries established for Messrs. O’Connor, Slager and Holmes were $1,100,000, $875,000, and $575,000, respectively. These salary increases reflected the increasing responsibilities of each role as the result of the merger.

Annual Incentive Compensation. Annual incentive compensation for each of our named executive officers is governed by our Executive Incentive Plan which was approved by our stockholders at the company’s 2003 Annual Meeting. Under this plan, each of our named executive officers is eligible to receive annual incentive compensation upon achieving predetermined levels of (a) earnings per share and (b) free cash flow, both of which are approved by the Compensation Committee at the beginning of our fiscal year following approval by the Board of Directors of the company’s annual budget.

During 2008, the annual incentive target payouts for each of our named executive officers (other than Mr. Slager, who joined our company from Allied in connection with our December 2008 merger with Allied) were as follows:

Annual Incentive Target Payout
Named Executive Officer	Percentage of Salary

Mr. O’Connor	120%
Mr. Cordesman	100%
Mr. Holmes	75%
Mr. Barclay	60%

For annual cash incentive awards in 2008, in the event our free cash flow target and our earnings per share target were both met but not exceeded, the percentage of the Annual Incentive Target Payout amount to each named executive officer would have been calculated as a percentage of his salary as set forth above. One-half of the targeted payout amount would have been attributable to free cash flow and one-half to earnings per share. If our free cash flow target was met or exceeded, and our earnings per share target was exceeded, the targeted payout amount to each named executive officer would have increased. Based on the 2008 targets, that increase would have been approximately 14% for each $.01 by which we exceeded our earnings per share target, up to a maximum of $.07 per share, resulting in a possible maximum target payout equal to 200% of the targeted payout amount calculated pursuant to the table above. There would have been no increase in the targeted payout amount to the named executive officers in the event our free cash flow target was met or exceeded, but our earnings per share target was not exceeded. In the event we did not meet our free cash flow or our earnings per share targets but we achieved 75% of the budgeted increase in either free cash flow or earnings per share from the prior year’s actual results to the current year’s target, there would have been a payment to participants of 50% of the targeted payment amount attributable to either free cash flow or earnings per share. For increases in either free cash flow or earnings per share above the 75% threshold but below the targeted amount, results would have been interpolated and annual incentive compensation would have been paid to participants on a ratable basis between 50% of the targeted payment amount and the targeted payment amount.

For 2008, our free cash flow target was $340 million and our earnings per share target was $1.78 per share. The annual incentive plan has a feature providing that the plan pays out at target upon a change in control. In connection with the contemplated merger with Allied, the Compensation Committee determined that the merger constituted a change of control for purposes of the plan. As a result, upon the close of our merger, all annual incentives to our executives were paid at target. Had we not paid at target due to the merger, we would have paid annual incentives that were based upon actual results. Payments for the 2008 annual incentive are reflected in the Summary Compensation Table in the column titled Non-Equity Incentive Plan Compensation. These annual incentive payments to the named executive officers averaged 97% of salary. Mr. Slager became an employee of Republic upon the close of the merger between Republic and Allied and therefore was not a participant in the Republic 2008 annual incentive as described above. Mr. Slager participated in the 2008 Allied Waste Senior Management Incentive Plan and was paid an annual incentive by Allied in November 2008 of $1,301,000.

For 2009, the Compensation Committee changed the target payouts as a percentage of salary to reflect the greater responsibilities each of the executives will have as the result of the merger. The 2009 percentages are as follows, assuming approval by the stockholders at the Annual Meeting of the Executive Incentive Plan as amended and restated:

Annual Incentive Target Payout
Named Executive Officer	Percentage of Salary

Mr. O’Connor	130%
Mr. Slager	120%
Mr. Holmes	100%

For 2009, in the event our free cash flow target and our earnings per share target are both met but not exceeded, the percentage of the Annual Incentive Target Payout amount to each named executive officer will be calculated as a percentage of his salary as set forth above. One-half of the targeted payout amount will be attributable to free cash flow and one-half to earnings per share. For 2009, the definition of free cash flow is changed to exclude working capital, proceeds from fixed asset sales, and cash received or paid in connection with legacy Allied tax disputes. If our free cash flow target is met or exceeded, and our earnings per share target is exceeded, the targeted payout amount to each named executive officer will increase. That increase will be approximately 6.7% of the targeted payout amount for each $.01 by which we exceed our earnings per share target, up to a maximum of $.15 per share, resulting in a possible maximum payout equal to 200% of the targeted payout amount calculated pursuant to the table above. There will be no increase in the targeted payout amount to the named executive officers in the event our free cash flow target is met or exceeded, but our earnings per share target is not exceeded. In the event we do not meet, but achieve approximately 87% of, our free cash flow or our earnings per share targets, there will be a payment to participants of 25% of the targeted payment amount attributable to either free cash flow or earnings per share, as applicable. For increases in either free cash flow or earnings per share above the 87% threshold but below the targeted amount, results will be interpolated and annual incentive compensation will be paid to participants on a ratable basis between 25% of the targeted payment amount and the targeted payment amount.

Messrs. Cordesman and Barclay left the company as part of the merger and therefore are not participants in the 2009 annual incentive as described above.

Long-Term Incentive Compensation. For 2008, long-term incentive compensation included a mix of a long-term cash incentive, restricted stock and stock options. Following the merger, the Compensation Committee determined that the appropriate mix of long-term awards for our named executive officers following the merger would be 40 percent restricted stock, 40 percent stock options and 20 percent long-term cash incentives.

Long-Term Cash Incentive Compensation. Similar to annual incentive payments, long-term cash incentive payments are based on achieving pre-established performance goals which are set under our Executive Incentive Plan.

Long-term cash incentive awards are based on three-year rolling periods of three calendar years each. A new performance period begins on January 1 of each year, and payouts with respect to each performance period are scheduled to occur following the end of the applicable three-year period. The payouts of the long-term awards are based upon achieving pre-determined levels of (a) cash flow value creation, which we define as net income plus after-tax interest expense plus depreciation, depletion, amortization and accretion less capital charges (net average assets multiplied by our weighted average cost of capital), and (b) return on invested capital, both of which are approved by the Compensation Committee at the beginning of each three-year performance cycle. We believe that our stockholders are primarily concerned with our ability to generate free cash flow and provide them with a reasonable return on their investment. As such, we also believe that using these variables serves to closely align management’s interests with our stockholders’ interests. In addition, we believe that these variables tie long-term incentive compensation more directly to actual performance of the company and its officers rather than measures based upon the vagaries of the stock market.

The Compensation Committee, with the advice of its initial compensation consultant, established targeted levels of cash flow value creation and return on invested capital for our initial performance period of 2001 to 2003. These targets were the same for all participants in the plan and have been revised upward since that time for each subsequent performance period based on our actual performance, as well as business and financial projections of our future performance. Additionally, also with the advice of its initial compensation consultant, the Compensation Committee established dollar-based long-term incentive compensation payout targets for our initial performance period of 2001 to 2003. Since then, the Compensation Committee has generally increased these payout targets in the range of 5% to 10% per performance period. In the event the cash flow value creation or return on invested capital targets are exceeded during any performance period, the payout to named executive officers and other participants can be increased upward to a maximum of 150% of the targeted payout amount. On an annual basis, both the proposed targets for cash flow value creation and return on invested capital and the proposed payout targets to participants have been reviewed by the compensation consulting firm then engaged by the Compensation Committee. Since 2004, the consulting firm conducting this review has been Pearl Meyer & Partners.

During 2008, the long-term incentive payout targets for the 2008 to 2010 performance period were established and are reflected in the Grants of Plan-Based Awards table. For the 2008 to 2010 performance period, targeted cash flow value creation was $1,480 million and targeted return on invested capital was 14.8%. This plan had a feature that provided for a payout at target upon a change in control. The merger with Allied was deemed a change in control for this plan and all awards were paid at target in December 2008. Also during 2008, the long-term incentive payouts for the 2006 to 2008 and 2007 to 2009 performance periods were paid at target as a result of the same change in control provision described above. The amounts of long-term incentive compensation paid to the named executive officers for the 2006 to 2008, 2007 to 2009, and 2008 to 2010 performance periods are reflected in the Summary Compensation Table in the column titled Non-Equity Incentive Plan Compensation. These long-term incentive plan payments to named executive officers averaged 246% of salary and, when combined with annual incentive payments, averaged 343% of salary.

In 2009, the Compensation Committee established the long-term incentive payout targets for the 2009 to 2011 performance period, based on targeted cash flow value creation (“CFVC”) and return on invested capital (“ROIC”) over the period, and subject to approval of the Executive Incentive Plan as amended and restated at the Annual Meeting. In the event our CVFC and ROIC targets are both met but not exceeded, the target awards payable in 2012 under this plan to Messrs. O’Connor, Slager, and Holmes will be $1,250,000, $650,000, and $500,000, respectively. If our CVFC and ROIC each exceed their target by 15% or more, then the awards will be a maximum of 150% of the amounts stated in the preceding sentence. If we achieve CVFC and ROIC at the threshold of 85% of target, awards will be 50% of the target awards stated above. Results between threshold and target, and results between target and maximum, will be interpolated. Each of the two measures, CVFC and ROIC, is weighted equally. If neither threshold is reached, no award will be paid under this 2009 to 2011 Long-Term Incentive Plan.

Synergy Incentive Plan. In our proxy statement for the November 14, 2008 Special Meeting of Stockholders, we announced our plan to implement integration bonuses to motivate and reward management for cost savings initiatives to be realized by combining the operations and administrative functions of Allied and Republic. In that proxy statement, the Compensation Committee stated that it would seek approval of the plan, which is called the Synergy Incentive Plan, at the 2009 Annual Meeting. The Synergy Incentive Plan will be implemented under the authority of the Executive

Incentive Plan, as we have proposed to be amended by our stockholders. See “Proposal 3: Approval of the Republic Services, Inc. Executive Incentive Plan (as amended and restated effective as of March 12, 2009).”

The Synergy Incentive Plan would provide a cash bonus for the achievement of measurable annual integration cost savings of between $100 million and $150 million. The implementation period for specific actions designed to achieve these savings is the fiscal years 2009 and 2010. The savings to be rewarded will be measured during the fiscal year 2011. The Company has worked with Deloitte Consulting LLC to develop: 1) a list of specific actions that will be implemented; 2) a rigorous process for tracking and measuring the cost savings and the cost to implement; and 3) a reporting process for management and the Board of Directors. An Integration Committee of the Board of Directors (as described under the section entitled “Board of Directors and Corporate Governance Matters — Integration Committee”) has been created to oversee the implementation of the cost savings initiatives. Management will report at least quarterly to the Integration Committee on specific progress on the implementation of these actions and the realization of the associated savings. The Integration Committee will review and approve any proposed modifications to the overall integration plan on an ongoing basis. The Compensation Committee, in cooperation with the Integration Committee, will approve awards to be made upon completion of the measurement period.

Total awards that may be made under the Synergy Incentive Plan are potentially $69 million, of which $33 million may be made to Messrs. O’Connor, Slager and Holmes in the maximum amounts of $15 million, $10 million, and $8 million, respectively.

As is discussed in Proposal 3 “Employment Agreements — Waiver of Good Reason in Connection with the Implementation of the Synergy Incentive Plan,” to be eligible for an award under the Synergy Incentive Plan, each of Mr. O’Connor and Mr. Holmes must waive (or not exercise) his right to terminate his employment for good reason as a result of the relocation of the company’s headquarters to Arizona after the merger with Allied. Under his current employment agreement, and based upon rights Mr. O’Connor had under his prior employment agreement, Mr. O’Connor may elect such a termination on or before the seventh day after the Annual Meeting. If Mr. O’Connor had terminated his employment on December 31, 2008, he would have received a cash severance payment of approximately $21.2 million (plus a gross-up for excise taxes arising as a result of the merger). If Mr. Holmes does not sign a new employment agreement, he will not be eligible to participate in the Synergy Incentive Plan. Under the terms of Mr. Holmes’ current employment agreement, if he terminates his employment for good reason within two years of the Merger he will be entitled to receive severance benefits. If Mr. Holmes had terminated his employment on December 31, 2008, he would have received a cash severance payment of approximately $10.1 million (plus a gross-up for excise taxes arising as a result of the merger). See details regarding the contract provisions in the “Employment Agreements and Post-Employment Compensation” section of this proxy statement. These cash payments could significantly exceed the compensation Messrs. O’Connor and Holmes would receive for continued employment, particularly if the Executive Incentive Plan (and thereby the Synergy Incentive Plan) is not approved by stockholders. Accordingly, there can be no assurance that Messrs. O’Connor and Holmes will not elect to terminate their employment.

See Proposal 3 “New Plan Information — Synergy Incentive Plan” for additional information regarding this plan.

Equity Compensation. For a period of time following our initial public offering in 1998, grants of stock options were made to a significant portion of our employees, including our named executive officers. As our compensation programs evolved and we implemented our long-term incentive compensation program in 2001, we reduced both the number of employees eligible to receive options and also the number of options granted to those employees, including our named executive officers. The reduction in options granted affected all participants and reflected the Compensation Committee’s belief that the addition of new compensation programs should not simply be layered on and added to existing programs.

In determining equity award policies for our named executive officers following the merger, the Compensation Committee determined that it would be appropriate to continue restricted stock grants, as they align the interests of our executives with our stockholders who invested in our Company prior to the merger. Restricted stock encourages both the preservation of value already generated and growth in future value of the company. Stock options align the interests of our executives with new stockholders whose basis in our stock is at current share price and for whom growth in value from this point forward is of critical interest. As mentioned above, the appropriate mix of long-term incentive payments following the merger was deemed to be 40 percent restricted stock, 40 percent stock options and 20 percent long-term cash incentives. The first equity grants awarded according to this mix were made in December 2008, immediately following the merger, in order to provide immediate equity incentive to the new, combined senior management team.

Historically, equity grants were made at the first Compensation Committee meeting of each calendar year, when the Compensation Committee would approve a model that served as the template upon which equity compensation was granted to eligible employees by position, including named executive officers. Following this approval, equity compensation awards (stock options, shares of restricted stock, restricted stock units or deferred stock units) were granted to recipients the day after the trading day in which we publicly announced financial performance for the prior year and provided financial goals for the upcoming fiscal year.

Following the annual equity-based compensation grant process discussed above, additional equity awards were issued to certain new employees when hired, or to current employees when promoted, into positions that were eligible for equity awards. In this case, the new or promoted employee received an equity award in an amount consistent with the model previously approved by the Compensation Committee.

Following the close of the merger, in December 2008 equity grants were awarded outside of our normal policy as described above. The December grant was made under the 2007 Stock Incentive Plan which prices the award as of the close of business on the date of grant.

We believe that equity awards offer significant motivation to our officers and other employees and serve to align their interests with those of our stockholders. While the Compensation Committee will continually evaluate the use of equity compensation types and amounts, it intends to continue to use such awards as part of the company’s overall compensation program.

Prior to the merger in 2008, Messrs. O’Connor, Cordesman, Holmes and Barclay received restricted stock grants equal to 52,875, 34,875, 34,125 and 34,125 shares, respectively. The shares of restricted stock were scheduled to vest in increments of 25% per year over a four year period beginning on the first anniversary date of the grant. As the result of the merger between Republic and Allied, these shares all vested on December 5, 2008. Prior to the merger in 2008, Mr. O’Connor also received a restricted stock grant equal to a maximum of 30,000 shares, the vesting of which was directly proportional to an achievement of our 2008 net income goal of $325.6 million, and provided further that Mr. O’Connor continue his employment with us through December 31, 2009. These shares also became vested as a result of the close of the merger on December 5, 2008.

After the merger in 2008, Messrs O’Connor, Slager and Holmes received a grant of both options and restricted stock. Messrs. O’Connor, Slager and Holmes received restricted stock grants equal to 106,383, 55,319 and 42,553 shares, respectively. Messrs. O’Connor, Slager and Holmes received options to purchase 237,640, 123,570 and 95,060 shares of Republic common stock, respectively. All of these awards vest in increments of 25% per year over a four year period beginning on the first anniversary date of the grant.

We maintain stock ownership guidelines for our executive officers. The current stock ownership guidelines for these individuals are equal to three times their salary. Each of the named executive officers satisfies these guidelines.

Other Benefits and Perquisites. Our executive compensation program includes other benefits and perquisites as more fully reflected on the table titled All Other Compensation. These benefits and perquisites are reviewed annually by the Compensation Committee with respect to amounts and appropriateness. For 2008, the benefits and perquisites to named executive officers fall into five general categories: (a) matching contributions by us to 401(k) and deferred compensation accounts, (b) retirement contributions to deferred compensation accounts, (c) value attributable to life insurance we afford our named executive officers beyond that which is offered to our employee population generally, and (d) dividends received on common stock. In addition, Mr. O’Connor has access to our airplane for personal use.

Matching Contributions. For all of our employees, including our named executive officers, we match a portion of contributions made by them into our 401(k) Plan. This match equals 100% of the first three percent of pay contributed and 50% of the next two percent of pay contributed by an employee. In addition, because each of our named executive officers are limited by federal law as to the amount they are permitted to contribute to our 401(k) (which in 2008 was generally limited to $15,500 per year), we have established a Deferred Compensation Plan that permits them to defer additional amounts of their compensation to better provide for their retirement. Under the Deferred Compensation Plan, some participants are also eligible for matching contributions. The matching contribution under the Deferred Compensation Plan is equal to the lesser of two percent of the participant’s plan compensation over established 401(k) limits or 50% of the amount the participant has deferred.

Retirement Contributions. During 2005, we began making a retirement contribution to our senior executives’ deferred compensation accounts, including the accounts of our named executive officers. This contribution is reviewed annually, is discretionary on the part of the Compensation Committee, and may be deferred or discontinued at any time. The contribution amount is a fixed dollar amount and is dependent on the participant’s title and position in the organization. In determining the level of retirement contributions for participants, we began by conducting an actuarial analysis that established a benchmark against which any plan that was ultimately adopted could be compared. Following the establishment of this actuarial benchmark, we decided upon a reduced fixed dollar amount that has remained constant for participants over time. Retirement contribution amounts vest in one of four ways. First, the amounts vest upon an officer satisfying the age, service and, in certain instances, notice requirements necessary to qualify for retirement. Second, in the event of death or disability, the retirement contributions vest immediately. Third, in the event an officer’s employment is terminated “without cause,” the retirement contributions vest immediately but are not available to the officer until the fifth anniversary of the termination date. Fourth, in the event the company completes a transaction that is deemed a change in control, all retirement contributions vest immediately and may be paid out depending upon the original election of the participant. As a result of the merger between Republic and Allied, this change in control feature was triggered and all retirement contributions previously made to the named executive officers became vested and were distributed in 2008. No contributions have been made in 2009 for any of the named executive officers. The company is in the process of negotiating a new agreement with Mr. Holmes which may provide for a contribution to his deferred compensation account in 2009. Per his employment agreement dated February 2009, Mr. O’Connor will be credited $2,250,000 in his deferred compensation account on January 1, 2010. This amount will be immediately vested on the grant date and he will be paid the amount in accordance with the terms of the plan.

Supplemental Life Insurance. We provide life insurance equal to one times salary for all of our full-time, non-probationary employees. Under their employment agreements, however, we provide life insurance equal to two times salary for Messrs. O’Connor and Holmes. This benefit was also provided to Messrs. Cordesman and Barclay prior to their termination of service with the company. Historically, proceeds under these life insurance policies were used to mitigate any payment made by us to the estate of our named executive officers under their respective employment agreements. Under the terms of his amended and restated employment agreement signed February 2009, the proceeds under Mr. O’Connor’s life insurance policies are no longer used to mitigate any payments under the terms of his agreement. The proceeds would be additional payments made to his estate or other designated beneficiary. The company is in the process of negotiating a new agreement with Mr. Holmes.

Dividends. As previously discussed, Messrs. O’Connor, Slager, and Holmes receive grants of restricted stock and Messrs. Cordesman and Barclay received grants of restricted stock prior to their termination of service with the company. Following the date that the restricted stock is granted to them, any dividends we declare on these shares of common stock are received by them. Because we grant these shares to align these individuals’ interests with those of our stockholders, which includes the economic rewards and risks attendant with share ownership, we believe that permitting the officers to receive dividends on shares not yet vested is appropriate.

Airplane Use. In addition to the foregoing benefits and perquisites, Mr. O’Connor is permitted to use our airplane for personal travel. The amount reflected in the All Other Compensation table as “Aircraft Usage” represents the incremental cost of providing our aircraft to Mr. O’Connor for personal travel. This valuation is in accordance with Securities and Exchange Commission guidance and differs from the valuation under applicable tax guidance. At each quarterly meeting of our Compensation Committee, Mr. O’Connor’s personal use of our airplane for the immediately preceding calendar quarter is reviewed for reasonableness.

How Each Compensation Element Fits Into the Overall Compensation Objectives and Affects Decisions Regarding Other Elements

In establishing compensation packages for our named executive officers, numerous factors are considered including the particular executive’s experience, expertise and performance, the company’s overall performance, and compensation packages available in the marketplace for similar positions. As noted above, greater weight and emphasis is placed on forms of incentive compensation rather than salary.

When considering the marketplace, particular emphasis is placed upon compensation packages available at a targeted universe of peer group companies. The Compensation Committee has consistently worked to establish a meaningful set of peer group companies. We use this set of peer group companies as a reference only and do not target a specific percentile positioning for compensation amounts. During 2008, the Compensation Committee made no revisions to the peer group companies after having made substantial revisions in 2007. The peer group consists principally of direct competitors in the non-hazardous solid waste industry and companies involved in the transportation and logistics business. The peer group companies used for 2008 prior to the merger were: Allied Waste Industries, Inc., Arkansas Best Corporation, The Brinks Company, Cintas Corporation, Con-way, Inc., Ecolab Inc., J.B. Hunt Transport Services, Inc., Old Dominion Freight Line, Inc., Ryder System, Inc., Saia, Inc., U.S. Xpress Enterprises, Inc., Vulcan Materials, Inc., Waste Connections, Inc., Waste Management, Inc. and YRC Worldwide, Inc.

As noted above, the Compensation Committee selects and works with independent compensation consulting firms to evaluate its executive compensation program in light of the marketplace to make sure the program is competitive.

In consultation with Pearl Meyer & Partners, the Compensation Committee revised our peer group in the fall of 2008 to reflect the new and significantly larger dimensions of our company, in terms of revenue and market capitalization, following the merger. This analysis was performed to be used as part of the post-merger compensation planning that was done in the fall of 2008. The new peer group consists of the following companies:

•	Avery Dennison Corporation

•	Burlington Northern Santa Fe Corporation

•	Con-Way, Inc.

•	CSX Corporation

•	Ecolab Inc.

•	FPL Group, Inc.

•	Halliburton Company

•	Norfolk Southern Corporation

•	Pitney Bowes Inc.

•	Ryder System, Inc.

•	Union Pacific Corporation

•	Waste Connections, Inc.

•	Waste Management, Inc.

•	YRC Worldwide, Inc.

The compensation programs of these companies were considered by the Compensation Committee in establishing the structure and levels of compensation to be established for our named executive officers following the merger.

Employment Agreements

The Company maintains employment agreements with its senior executives in order to clarify their employment rights and responsibilities and to impose certain post-employment limitations on their rights to compete with us or to solicit our customers or employees. The Compensation Committee determined that it would be appropriate to negotiate new agreements with the executives in order to: establish appropriate compensation opportunities for our new, larger and more complex company; clarify executive rights and responsibilities in the case of a future separation from service, while preserving for a limited time certain rights in case of termination following the merger; modify future termination rights and benefits; modify the definition of change in control for future transactions; and update certain termination benefits to comply with changes in federal tax rules since the earlier agreements were executed. The negotiation of the new agreements is an ongoing process and, as of the date of this proxy agreement, new agreements have been executed with Mr. O’Connor and Mr. Slager. The company is in the process of negotiating a new agreement with Mr. Holmes similar to that given to other senior executives. As discussed above, if Mr. Holmes does not sign a new agreement, he will not be eligible to participate in the Synergy Incentive Plan.

Mr. O’Connor. Mr. O’Connor entered into his employment agreement in October 2000, and it was amended in January 2003, October 2006 and February 2007. In February 2009, the entire agreement was amended and restated to be effective as of the merger. The term of Mr. O’Connor’s amended and restated agreement is for rolling three-year periods, such that there are always three years remaining in the employment period. Mr. O’Connor’s base salary for 2009 under the amended and restated agreement is $1,100,000 and his target annual incentive compensation is 130% of salary, with a range of 0% to 260% of salary. In addition, Mr. O’Connor’s amended and restated agreement provides that the company will credit $2,250,000 to Mr. O’Connor’s deferred compensation account on January 1, 2010 (provided that he is employed on that date). Upon entering into his new agreement, Mr. O’Connor waived any existing right he had to terminate his employment for good reason at that time other than due to his relocation which, as discussed above, will continue to apply until seven days have passed from the Annual Meeting.

Mr. Slager. Mr. Slager entered into his employment agreement in January 2009 to be effective as of the effective time of the merger with Allied. The term of Mr. Slager’s agreement is for rolling two-year periods, such that there are always two years remaining in the employment period. Mr. Slager’s base salary for 2009 under the agreement is $875,000 and his target annual incentive compensation is 120% of salary, with a range of 0% to 240% of salary. Pursuant to the terms of his agreement, Mr. Slager received shares of restricted stock with a value of $1,000,000 upon execution of the agreement, which will vest three years thereafter, provided that Mr. Slager is employed by the company on such date (or as otherwise provided in the agreement).

Further detail of these agreements is provided under the heading “Employment Agreements and Post-Employment Compensation.”

Deductibility of Executive Compensation

Our compensation programs are structured to support organization goals and priorities and stockholder interests. Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and three other most highly compensated executive officers (excluding the chief financial officer). We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We do not have a policy that requires all of our compensation to be deductible for purposes of Section 162(m). We consider accounting treatment when making compensation determinations, but it is not fully determinative.

The options we grant to our executive officers are intended to qualify as performance-based compensation that is not subject to deduction limits. The restricted stock we grant to our executive officers does not so qualify because it vests over time rather than based on performance. The annual incentive compensation and long-term cash incentive compensation paid by us under the Executive Incentive Plan in connection with the merger with Allied did not qualify as performance-based compensation. We are submitting the Executive Incentive Plan, as amended and restated, to stockholders for approval at the Annual Meeting. Assuming it is approved, future payments under that plan, including annual, long-term and synergy payments, are intended to qualify as performance-based compensation that complies with Section 162(m).

Compensation Committee Interlocks and Insider Participation

Messrs. Wickham, Croghan, Nutter, Sorensen, and Rodriguez served as members of the Compensation Committee during 2008 prior to the merger with Allied. Messrs. Wickham, Sorensen, Rodriguez, Foley and Lehmann served as members of the Compensation Committee during 2008 after the merger with Allied. No member of the Compensation Committee was an officer or employee of our company during the prior year or was formerly an officer of our company. During the year ended December 31, 2008, none of our executive officers served on the Compensation Committee or board of any other entity, any of whose directors or executive officers served either on our Board of Directors or on our Compensation Committee.

Compensation Committee Report

The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.

Based on the review and discussions referred to in the paragraph immediately above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Submitted by the Compensation Committee:

Michael W. Wickham, Chairperson
David I. Foley
Nolan Lehmann
Ramon A. Rodriguez
Allan C. Sorensen

Summary Compensation Table

The following table sets forth compensation information regarding a) our Chief Executive Officer in 2008, b) our Chief Financial Officer in 2008, c) two executives who were no longer serving as executive officers as of December 31, 2008 (but who would have been included had their employment not terminated), and d) our other executive officer whose reportable compensation for 2008 was in excess of $100,000. We refer collectively to these five individuals as our named executive officers.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

James E. O’Connor	2008	925,634	3,794,981	40,519	3,108,000	525,103	8,394,237
(Chairman and Chief Executive Officer)	2007	855,796	1,256,014	—	2,076,602	475,768	4,664,180
	2006	843,238	1,501,850	—	2,502,014	494,045	5,341,147

Michael J. Cordesman(5)	2008	509,600	1,559,908	—	1,770,000	11,810,346	15,649,854
(President and Chief Operating Officer)	2007	458,654	729,537	—	973,260	191,367	2,352,818
	2006	450,770	804,654	—	1,095,000	179,048	2,529,472

Tod C. Holmes	2008	441,369	1,557,439	16,208	1,660,000	191,237	3,866,253
(Executive Vice President and Chief Financial Officer)	2007 2006	407,693 401,539	523,976 968,725	— —	928,584 1,027,501	164,414 155,050	2,024,667 2,552,815

David A. Barclay(5)	2008	357,321	1,536,606	—	1,122,000	8,477,402	11,493,329
(Senior Vice President and General Counsel)	2007	331,248	836,056	—	639,246	107,835	1,914,385
	2006	326,241	656,645	—	699,991	107,577	1,790,454

Donald W. Slager(6)	2008	52,500	27,083	21,070	—	—	100,653
(President and Chief Operating Officer)

(1)	Represents the dollar amounts recognized for financial statement reporting purposes with respect to the 2008, 2007 and 2006 fiscal years for the fair value of restricted stock, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” See Note 12 to our Consolidated Financial Statement included in our Form 10-K for the year ended December 31, 2008, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004). Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. All outstanding awards vested upon the close of the merger with Allied, and as a result a significant amount of expense was also accelerated. The amounts shown in the table above reflect the company’s accounting expense for the awards and do not correspond to the actual value that will be recognized by the named executive.

(2)	Represents the dollar amount recognized for financial statement reporting purposes in each fiscal year with respect to options granted, as determined pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004). See Note 12 to our Consolidated Financial Statement included in our Form 10-K for the year ended December 31, 2008, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004). There were no forfeitures of options by any of the NEOs in 2008, 2007 or 2006.

(3)	Reflects both annual and long-term incentives payable under the Executive Incentive Plan. The amounts in this column for 2007 and 2006 were earned during 2007 and 2006 but were paid to the named executive officers during the first quarter of the following years. In 2008, the 2008 annual incentive and all outstanding performance periods of the long-term cash incentive compensation (including the 2006 to 2008, 2007 to 2009 and 2008 to 2010 performance periods) were all paid out at target due to the completion of the merger with Allied. All amounts paid in 2008 for these plans as a result of the merger are included in 2008.

(4)	See the All Other Compensation table set forth below for an itemized breakdown of “All Other Compensation” for each named executive officer.

(5)	Messrs. Cordesman and Barclay terminated their employment with Republic for Change in Control for Good Reason in December 2008 as the result of the merger between Republic and Allied. Further details about their payments as the result of this termination are included in the section “Employment Agreements and Post-Employment Compensation.”

(6)	Mr. Slager became the President and Chief Operating Officer of Republic on December 5, 2008 as a result of the merger between Republic and Allied. Prior to that date he served as the President and Chief Operating Officer of Allied.

All Other Compensation

			Matching	Retirement
		Matching	Contribution to	Contributions	Value of		Financial
		Contribution	Deferred	to Deferred	Supplemental	Aircraft	Planning		Consulting	Total All Other
		to 401(k)	Compensation	Compensation	Life Insurance	Usage	Services	Severance	Arrangement	Compensation
Name	Year	Plan ($)(1)	Plan ($)(2)	Plan ($)	Premiums ($)	($)(3)	($)(4)	($)(5)	($)(6)	($)

James E.	2008	9,200	116,823	336,000	7,998	55,082	—	—	—	525,103
O’Connor	2007	9,000	62,663	336,000	7,954	60,151	—	—	—	475,768
	2006	8,800	55,666	336,000	7,999	69,161	16,419	—	—	494,045

Michael J.	2008	9,200	—	149,000	7,422	—	—	11,644,724	—	11,810,346
Cordesman	2007	9,000	26,573	149,000	6,794	—	—	—	—	191,367
	2006	8,800	17,109	149,000	4,139	—	—	—	—	179,048

Tod C.	2008	9,200	55,606	120,000	6,431	—	—	—	—	191,237
Holmes	2007	9,000	24,204	120,000	3,906	—	7,304	—	—	164,414
	2006	8,800	19,369	120,000	3,881	—	3,000	—	—	155,050

David A	2008	9,200	—	81,000	1,162	—	—	8,316,040	70,000	8,477,402
Barclay	2007	9,000	16,125	81,000	1,090	—	620	—	—	107,835
	2006	8,800	10,557	81,000	720	—	6,500	—	—	107,577

Donald W.	2008	—	—	—	—	—	—	—	—	—
Slager

(1)	Reflects matching contributions made by the company attributable to participant contributions in our 401(k) Plan.

(2)	Reflects matching contributions by the company made in 2009, 2008 and 2007 attributable to participant contributions to the Deferred Compensation Plan in 2008, 2007 and 2006, respectively.

(3)	Mr. O’Connor’s amount reflects the incremental cost of providing company-owned aircraft to him for personal travel. This valuation is calculated in accordance with Securities and Exchange Commission guidance and differs from the valuation under applicable tax guidelines. For tax purposes, aircraft usage for Mr. O’Connor equals $49,788 for 2008.

(4)	Through December 31, 2006, each of the named executive officers was entitled to annual financial, legal and tax planning in an amount not to exceed two percent of base salary. Beginning January 1, 2007, this benefit was discontinued and the cash salaries payable to them were increased by two percent to compensate for this eliminated benefit. The amounts reflected for Messrs. Holmes and Barclay in 2007 relate to planning fees incurred in 2006.

(5)	Messrs. Cordesman and Barclay terminated their employment with Republic for Change in Control for Good Reason in December 2008 as the result of the merger between Republic and Allied. These amounts include cash severance payments and tax gross-ups. Further details about their payments as the result of this termination are included in the section “Employment Agreements and Post-Employment Compensation.”

(6)	Reflects the amount paid to Mr. Barclay in December 2008 as part of his consulting agreement with the company. See “Certain Relationships and Related Transactions” for further information regarding this agreement.

Grants of Plan-Based Awards in 2008

The following table sets forth information concerning each grant of an award made by us to a named executive officer during the year ended December 31, 2008 under our Executive Incentive Plan, 1998 Stock Incentive Plan and 2007 Stock Incentive Plan. Information regarding our awards under these plans is included in our Compensation Discussion and Analysis under the headings Annual Incentive Compensation, Long-Term Cash Incentive Compensation and Equity Compensation.

									All Other
							All Other		Option		Grant
							Stock		Awards:	Exercise	Date Fair
							Awards:		Number of	or Base	Value of
				Estimated Future Payouts Under Non-			Number of		Securities	Price of	Stock and
				Equity Incentive Plan Awards			Shares of		Underlying	Option	Option
		Approval	Grant	Threshold	Target	Maximum	Stock or		Options	Awards	Awards
Name	Type of Grant(1)	Date	Date	($)(2)	($)	($)(3)	Units (#)		(#)	($/Sh)	($)

James E. O’Connor	Equity Compensation	1/30/2008	2/7/2008	—	—	—	52,875	(4)	—	—	1,642,826
	Equity Compensation	1/30/2008	2/7/2008	—	—	—	30,000	(5)	—	—	932,100
	Long-Term Incentive Compensation	1/30/2008	1/30/2008	175,000	700,000	1,050,000	—		—	—	—
	Annual Incentive Compensation	1/30/2008	1/30/2008	555,000	1,110,000	2,220,000	—		—	—	—
	Equity Compensation	12/9/2008	12/9/2008	—	—	—	106,383	(6)	—	—	2,525,532
	Equity Compensation	12/9/2008	12/9/2008	—	—	—	—		237,640 (7)	23.74	962,442

Michael J. Cordesman	Equity Compensation	1/30/2008	2/7/2008	—	—	—	34,875	(4)	—	—	1,083,566
	Long-Term Incentive Compensation	1/30/2008	1/30/2008	125,000	500,000	750,000	—		—	—	—
	Annual Incentive Compensation	1/30/2008	1/30/2008	260,000	520,000	1,040,000	—		—	—	—

Tod C. Holmes	Equity Compensation	1/30/2008	2/7/2008	—	—	—	34,125	(4)	—	—	1,060,264
	Long-Term Incentive Compensation	1/30/2008	1/30/2008	116,250	465,000	697,500	—		—	—	—
	Annual Incentive Compensation	1/30/2008	1/30/2008	165,000	330,000	660,000	—		—	—	—
	Equity Compensation	12/9/2008	12/9/2008	—	—	—	42,553	(6)	—	—	1,010,208
	Equity Compensation	12/6/2008	12/9/2008	—	—	—	—		95,060 (7)	23.74	384,993

David A. Barclay	Equity Compensation	1/30/2008	2/7/2008	—	—	—	34,125	(4)	—	—	1,060,264
	Long-Term Incentive Compensation	1/30/2008	1/30/2008	80,000	320,000	480,000	—		—	—	—
	Annual Incentive Compensation	1/30/2008	1/30/2008	105,000	210,000	420,000	—		—	—	—

Donald W. Slager	Equity Compensation	12/9/2008	12/9/2008	—	—	—	55,319	(6)	—	—	1,313,273
	Equity Compensation	12/9/2008	12/9/2008	—	—	—	—		123,570 (7)	23.74	500,459

(1)	Equity Compensation was granted under our 1998 Stock Incentive Plan prior to the December 9, 2008 grant. Beginning with the December 9, 2008 grant, equity compensation was granted under the 2007 Stock Incentive Plan. Annual and long-term cash incentive compensation is granted under our Executive Incentive Plan. See the “Executive Compensation — Elements of Compensation” section of this proxy for further details regarding this annual and long-term cash incentive compensation.

(2)	This is the threshold at which payouts under the respective incentive plans begin. If goals are not achieved, no payouts will be made. As a result of the merger between Republic and Allied, these amounts were paid out at target.

(3)	For long-term incentives, the maximum payout equals 150% of target and relates to the 2008 to 2010 performance period. For annual incentives, the maximum payout equals 200% of target.

(4)	Consists of shares of restricted stock which were scheduled to vest at the rate of 25% per year at the end of each of the four years following the date of grant. As the result of the merger between Republic and Allied, these shares all vested in December 2008.

(5)	Consists of shares of restricted stock which had a vesting schedule directly proportional to the achievement of the 2008 net income goal of $325.6 million, and provided further that Mr. O’Connor continue his employment through December 31, 2009. As a result of the merger between Republic and Allied, these shares all vested in December 2008.

(6)	Consists of shares of restricted stock which vest at the rate of 25% per year at the end of each of the four years following the date of grant.

(7)	Consists of options to purchase shares of our common stock which vest at the rate of 25% per year at the end of each of the four years following the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options and unvested restricted stock outstanding for each of our named executive officers at December 31, 2008:

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares or	of Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised			Stock	Stock
	Options	Options	Option	Option	That Have	That Have
	Exercisable	Unexercisable	Exercise	Expiration	Not Vested	Not Vested
Name	(#)	(#)	Price ($)	Date	(#)	($)(1)

James E. O’Connor	86,250	—	12.82	2/5/2013	—	—
	—	237,640 (2)	23.74	12/9/2015	—	—
	—	—	—	—	106,383 (2)	2,637,235

Michael J. Cordesman(3)	—	—	—	—	—	—

Tod C. Holmes	60,000	—	12.82	2/5/2013	—	—
	—	95,060 (2)	23.74	12/9/2015	—	—
	—	—	—	—	42,553 (2)	1,054,889

David A. Barclay(4)	—	—	—	—	—	—

Donald W. Slager	78,750	—	29.58	4/6/2009	—	—
	33,750	—	22.93	2/11/2012	—	—
	67,500	—	20.07	5/22/2013	—	—
	59,850	—	19.42	12/30/2015	—	—
	74,970	—	28.69	12/5/2016	—	—
	112,500	—	25.51	12/11/2017	—	—
	—	123,570 (2)	23.74	12/9/2015	—	—
	—	—	—	—	55,319 (2)	1,371,358

(1)	Valued at the December 31, 2008 closing price of $24.79.

(2)	Options and restricted stock granted to the executives on December 9, 2008 vest at the rate of 25% per year at the end of each of the four years following the date of grant.

(3)	Mr. Cordesman resigned from his position upon the close of the merger with Allied and had no awards outstanding at December 31, 2008.

(4)	Mr. Barclay resigned from his position upon the close of the merger with Allied and had no awards outstanding at December 31, 2008.

Options Exercised and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock during the year ended December 31, 2008:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares	Value Realized
	Acquired on	Value Realized on	Acquired on	on Vesting
Name	Exercise (#)	Exercise ($)	Vesting (#)	($)(1)

James E. O’Connor	86,250	1,572,875	183,570	4,373,682

Michael J. Cordesman	37,500	719,251	81,750	2,033,719

Tod C. Holmes	—	—	80,250	1,993,991

David A. Barclay	—	—	80,250	1,993,991

Donald W. Slager(2)	—	—	—	—

(1)	Represents the vesting of restricted stock. Amounts shown include restricted stock that vested upon the close of the merger.

(2)	No amounts are included for Mr. Slager because no exercises or vestings occurred for him for shares received during his employment with Republic.

Nonqualified Deferred Compensation

The following table sets forth information concerning the participation of our named executive officers in our nonqualified deferred compensation plan for the year ended December 31, 2008:

	Executive	Registrant
	Contributions in	Contributions in	Aggregate	Aggregate	Aggregate Balance
	Last Fiscal	Last Fiscal	Earnings in Last	Withdrawals/	at Last Fiscal Year
Name	Year ($)(1)	Year ($)(2)	Fiscal Year ($)	Distributions ($)(3)	End ($)

James E. O’Connor	4,803,539	398,663	(2,867,352)	12,926,521	7,758

Michael J. Cordesman	2,073,849	175,573	(1,592,617)	4,325,622	—

Tod C. Holmes	3,065,277	144,204	(1,565,805)	8,211,552	7,315

David A. Barclay	2,034,653	97,125	(925,220)	5,810,420	—

Donald W. Slager	—	—	—	—	—

(1)	Executive contributions in the last fiscal year include an amount included in base salary in the Summary Compensation Table of this proxy statement of $92,563 and $88,273 for Messrs. O’Connor and Holmes, respectively. Executive contributions also include annual incentive and long-term cash incentive compensation, earned in prior years, that was paid and deferred during 2008, as well as equity awards granted in prior years that vested and were deferred during 2008.

(2)	Amounts reflected in this column include retirement contributions made by the company to Messrs. O’Connor, Cordesman, Holmes and Barclay in the amounts of $336,000, $149,000, $120,000 and $81,000, respectively. These amounts vested upon the close of the merger with Allied. All other amounts in this column relate to matching contributions actually made by the company during 2008 that are attributable to 2007 executive contributions.

(3)	Upon the close of the merger between Republic and Allied, all participants in the deferred compensation program that had chosen to receive a distribution upon change in control were paid their balances in full. Remaining amounts for Messrs. O’Connor and Holmes reflect salary deductions they elected that occurred subsequent to the close of the merger.

Employment Agreements and Post-Employment Compensation

We have entered into employment agreements with Messrs. O’Connor, Holmes and Slager. The agreements with these executives contain provisions regarding consideration payable to them upon termination of employment, as described below. In addition, Messrs. Cordesman and Barclay terminated their employment with the company for Change in Control (for Good Reason) in December 2008. Consideration paid or payable under these agreements is outlined below.

Each of the agreements also contains post-termination restrictive covenants, including a covenant not to compete and non-solicitation covenants, each of which lasts for three years after termination except that Mr. Slager’s restrictive covenants last for two years if termination is for any reason other than upon change in control. Each of the agreements with these named executive officers provides for a minimum base salary and also provides that the executives are eligible to participate in the company’s annual and long-term incentive plans.

The employment agreements also provide for accelerated vesting of equity-based awards in certain circumstances.

Mr. O’Connor. Mr. O’Connor entered into his employment agreement in October 2000, and it was amended in January 2003, October 2006 and February 2007. In February 2009, the entire agreement was amended and restated to be effective as of the merger. The term of Mr. O’Connor’s amended and restated agreement is for rolling three-year periods, such that there are always three years remaining in the employment period. Mr. O’Connor’s base salary for 2009 under the amended and restated agreement is $1,100,000 and his target annual incentive compensation is 130% of salary, with a range of 0% to 260% of salary. In addition, Mr. O’Connor’s amended and restated agreement provides that the company will credit $2,250,000 to Mr. O’Connor’s deferred compensation account on January 1, 2010 (provided that he is employed on that date).

Consideration Payable to Mr. O’Connor upon Termination of Employment:

Death or Disability	•	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following death or disability

	•	For all open periods under the annual and long-term cash incentive plans, payment of amounts executive would have received had he remained employed by the company during such periods, as if all performance goals had been met at 100% of target, payable in lump sum within 30 days following death or disability

	•	Continued coverage under certain welfare plans for up to three years

	•	Immediate vesting of all unvested stock option and restricted stock awards

	•	Base salary as of date of termination for three years, payable in accordance with the company’s standard payroll practices, mitigated, in the case of disability only, to the extent payments are made to the executive pursuant to any disability insurance policies paid for by the company

	•	Balance of amounts credited to deferred compensation account, and if termination on or before the seventh day after the Annual Meeting, an additional payment for taxes due, on balances that existed on, or were subsequently deferred or were attributable to performance periods prior to, December 31, 2006 and on the additional payment

Without Cause by the Company or for Good Reason by the Executive	•	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following termination

	•	Base salary for three years, payable in accordance with the company’s standard payroll practices

	•	Continued coverage under certain welfare plans for up to three years

	•	Immediate vesting of all unvested stock option and restricted stock awards

	•	Prorated annual incentive award at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

	•	All long-term cash incentive awards for open periods shall vest and be payable on a pro rata basis at the maximum level for performance periods beginning on or before January 1, 2009 and at an amount determined by the Compensation Committee based on actual results for performance periods beginning after January 1, 2009, payable not later than 60 days after the end of the year in which the award period ends

	•	Balance of amounts credited to deferred compensation account, and if termination is on or before the seventh day after the Annual Meeting, an additional payment for taxes due, on balances that existed on, or were subsequently deferred or were attributable to performance periods prior to, December 31, 2006 and on the additional payment

	•	If termination is on or before the seventh day after the Annual Meeting (i) three times the maximum annual and long-term cash incentive awards, for the fiscal year in which termination occurs, payable in lump sum within 60 days following termination and (ii) no requirement to repay any relocation expenses paid in connection with relocation to Arizona

	•	Subject to certain restrictions, gross-up payment for any excise taxes

Without Cause by the Company or for Good Reason by the Executive within Two Years of Change in Control	• •	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following termination

Three times (a) base salary, plus (b) target annual and long-term cash incentive awards, for the fiscal year in which the termination occurs, payable in lump sum within 60 days following termination

•	All long-term cash incentive awards for open periods shall vest and be payable on a pro rata basis at the maximum level for performance periods beginning on or before January 1, 2009 and at an amount determined by the Compensation Committee based on actual results for performance periods beginning after January 1, 2009, payable not later than 60 days after the end of the year in which the award period ends

•	Prorated annual incentive award at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

•	Continued coverage under certain welfare plans for up to three years

•	Immediate vesting of all unvested stock option and restricted stock awards

•	Subject to certain restrictions, gross-up payment for any excise taxes

•	Balance of amounts credited to deferred compensation account

Retirement (upon satisfying the company’s definition of “retirement” age and notice provisions)	• •	Base salary earned but not paid

For all award periods under the annual and long-term cash incentive plans that began on or before January 1, 2009, payment of amounts executive would have received had he remained employed by the company during such periods, as if all performance goals had been met at 100% of target, payable in lump sum within 30 days following retirement

	•	For all award periods under the annual and long-term cash incentive plans that began after January 1, 2009, a prorated payment at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year in which the award period ends

	•	Immediate vesting of all unvested stock option and restricted stock awards

	•	Balance of amounts credited to deferred compensation account

For Cause by the Company or Without Good Reason by the Executive	•	Base salary earned but not yet paid and unused vacation time

Mr. Holmes. Mr. Holmes entered into his employment agreement in October 2000, and it was amended in January 2003 and October 2006. In February 2007, the entire agreement was amended and restated. The term of Mr. Holmes’ current amended and restated agreement is for rolling two-year periods, such that there are always two years remaining in the employment period. Mr. Holmes’ base salary for 2008 under the amended and restated agreement is $440,000 and his target annual incentive compensation is 75% of salary, with a range of 0% to 150% of salary.

The company is in the process of negotiating a new agreement with Mr. Holmes similar to that offered to other senior executives. If Mr. Holmes does not sign this agreement, he will not be eligible to participate in the Synergy Incentive Plan.

Consideration payable to Mr. Holmes upon Termination of Employment:

Death or Disability	•	Base salary earned but not yet paid

•	For all open periods under the annual and long-term cash incentive plans, payment of amounts executive would have received had he remained employed by the company during such periods, as if all performance goals had been met at 100% of target, payable in lump sum within 30 days following death or disability

•	Continued coverage under certain welfare plans for up to two years

•	Immediate vesting of all unvested stock option and restricted stock awards

•	Adjusted salary as of date of termination for two years, payable in accordance with the company’s standard payroll practices, mitigated, in the case of disability only, to the extent payments are made to the executive pursuant to any disability insurance policies paid for by the company

•	Balance of amounts credited to deferred compensation account, with an additional payment for taxes due, on balances that existed on, or were subsequently deferred or were attributable to performance periods prior to, December 31, 2006 and on the additional payment

Without Cause by the Company or for Good Reason by the Executive	• •	Base salary earned but not yet paid Adjusted salary for two years, payable in accordance with the company’s standard payroll practices

	•	Continued coverage under certain welfare plans for up to two years

	•	Immediate vesting of all unvested stock option and restricted stock awards

	•	Prorated annual incentive award at an amount determined by the Compensation Committee based on actual results

	•	All long-term cash incentive awards for open periods shall vest at the maximum level and be payable on a pro rata basis

•	Balance of amounts credited to deferred compensation account, with an additional payment for taxes due, on balances that existed on, or were subsequently deferred or were attributable to performance periods prior to, December 31, 2006 and on the additional payment

Without Cause by the Company or for Good Reason by the Executive within Two Years of Change in Control	• •	Base salary earned but not yet paid payable in lump sum within 10 days of termination

Three times (a) adjusted salary, plus (b) maximum annual and long-term cash incentive awards, for the fiscal year in which the termination occurs, payable in lump sum within 10 days of termination

•	Continued coverage under certain welfare plans for up to two years

•	Immediate vesting of all stock option and restricted stock awards

•	Prorated annual incentive award at an amount determined by the Compensation Committee based on actual results

•	All long-term cash incentive awards for open periods shall vest at the maximum level and be payable on a pro rata basis

•	Balance of amounts credited to deferred compensation account, with an additional payment for taxes due, on balances that existed on, or were subsequently deferred or were attributable to performance periods prior to, December 31, 2006 and on the additional payment

•	Gross-up payment for any excise taxes

Retirement (upon satisfying the company’s definition of “retirement” age and notice provisions)	• •	Base salary earned but not yet paid

For all open periods under the annual and long-term cash incentive plans, payment of amounts executive would have received had he remained employed by the company during such periods, as if all performance goals had been met at 100% of target, payable in lump sum within 30 days following retirement

	•	Immediate vesting of all unvested stock option and restricted stock awards

	•	Balance of amounts credited to deferred compensation account

For Cause by the Company or Without Good Reason by the Executive	•	Base salary earned but not yet paid and accrued but unused vacation time

Mr. Slager. Mr. Slager entered into his employment agreement in January 2009 to be effective as of the effective time of the merger. The term of Mr. Slager’s agreement is for rolling two-year periods, such that there are always two years remaining in the employment period. Mr. Slager’s base salary for 2009 under the agreement is $875,000 and his target annual incentive compensation is 120% of salary, with a range of 0% to 240% of salary.

Pursuant to the terms of his agreement, Mr. Slager received shares of restricted stock with a value of $1,000,000 upon execution of the agreement, which will vest three years thereafter, provided that Mr. Slager is employed by the company on such date (or as otherwise provided in the agreement). In addition, Mr. Slager is entitled to the following Supplemental Retirement Benefit, which is generally preserved from his agreements with Allied, within 30 days following termination of employment in the event Mr. Slager has a termination of employment for any reason other than due to his actions or omissions that constitute dishonesty: (a) if termination occurs within 12 months of the effective time of the merger, an amount equal to $2,287,972 and (b) if termination occurs at any point after the 12 months following the effective time of the merger, an amount equal to $2,287,972, increased at an annual interest rate of 6%, compounded annually from the effective time of the merger until the date of termination.

Consideration Payable to Mr. Slager upon Termination of Employment:

Death or Disability	•	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following termination

	•	Base salary as of date of termination for three years, payable in accordance with the company’s standard payroll practices, mitigated, in the case of disability only, to the extent payments are made to the executive pursuant to any disability insurance policies paid for by the company

	•	All annual incentive awards for open periods shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

	•	All long-term cash incentive awards for open periods shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year in which the award period ends

	•	Continued coverage under certain welfare plans until the executive becomes eligible for benefits from another employer or the government

	•	Immediate vesting of all unvested stock option and restricted stock awards which will become vested during the year of the termination and the Special Restricted Stock Award

	•	Balance of amounts credited to deferred compensation account

	•	Continued director and officer liability insurance for ten years

Without Cause by the Company or for Good Reason by the Executive	•	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following termination

	•	Base salary for three years, payable in accordance with the company’s standard payroll practices

	•	Continued coverage under certain welfare plans until the executive becomes eligible for benefits from another employer or the government

	•	Immediate vesting of all unvested stock option and restricted stock awards which will become vested during the year of termination and the Special Restricted Stock Award

	•	All annual incentive awards for open periods shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

	•	All long-term cash incentive awards for open periods shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year in which the award period ends

	•	Balance of amounts credited to deferred compensation account

	•	Continued director and officer liability insurance for ten years

	•	Outplacement services for up to one year, up to $50,000

Without Cause by the Company or for Good Reason by the Executive within 18 Months of the Merger with Allied (if these payments exceed those payable upon Termination Without Cause by the Company or for Good Reason by the Executive, then they would be paid in lieu of any benefits otherwise due under the Synergy Incentive Plan, if approved, and those described above)	• • • • •	Base salary earned but not paid, unused vacation and accrued but unpaid annual awards, payable in lump sum within 60 days following termination

Three times (a) base salary, plus (b) target annual award, for the fiscal year in which the termination occurs, payable in lump sum within 60 days following termination

Continued coverage under certain welfare plans until the executive becomes eligible for benefits from another employer or the government

Immediate vesting of Special Restricted Stock Award

Outplacement services for up to one year, up to $50,000

	•	Subject to certain restrictions, gross-up payment for any excise taxes

Without Cause by the Company or for Good Reason by the Executive within Six Months Before or Two Years After a Change in Control	• •	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following termination

Three times (a) base salary, plus (b) target annual and long-term awards, for the fiscal year in which the termination occurs, payable in lump sum within 60 days following termination

	•	Continued coverage under certain welfare plans until the executive becomes eligible for benefits from another employer or the government

	•	Immediate vesting of all unvested stock option and restricted stock awards which will become vested during the year of termination and the Special Restricted Stock Award

	•	All annual incentive awards for open periods shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

	•	All long-term cash incentive awards for open periods shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year in which the award period ends

	•	Balance of amounts credited to deferred compensation account

	•	Continued director and officer liability insurance for ten years

	•	Outplacement services for up to one year, up to $50,000

	•	Subject to certain restrictions, gross-up payment for any excise taxes

Retirement (upon satisfying the company’s definition of “retirement” age and notice provisions)	• •	Base salary earned but not paid

For all award periods under the annual and long-term cash incentive plans, a prorated payment at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year in which the award period ends

	•	Immediate vesting of all unvested stock option and restricted stock awards

	•	Balance of amounts credited to deferred compensation account

For Cause by the Company or Without Good Reason by the Executive	•	Base salary earned but not yet paid and unused vacation time

Mr. Cordesman. Mr. Cordesman entered into his employment agreement in January 2003, and it was amended in February 2003 and October 2006. In February 2007, the entire agreement was amended and restated, and in December 2008, the agreement was further amended. In December 2008, Mr. Cordesman resigned from his position with the company. The resignation was treated as a “Termination of Employment by Employee for Change in Control (for Good Reason).”

Mr. Barclay.  Mr. Barclay entered into his employment agreement in October 2000, and it was amended in January 2003 and October 2006. In February 2007, the entire agreement was amended and restated, and in December 2008 the agreement was further amended. In December 2008, Mr. Barclay resigned from his position with the company. The resignation was treated as a “Termination of Employment by Employee for Change in Control (for Good Reason).”

The company and Mr. Barclay entered into a consulting agreement in December 2008. Pursuant to the agreement, the company paid Mr. Barclay $70,000 in December 2008 and he agreed to provide the company with up to 30 hours of consulting services each month through December 2009.

Under the terms of their contracts and separation agreements consideration paid to Messrs. Cordesman and Barclay is detailed below:

							Section
					Non-Equity		280g Excise
				Option	Incentive Plan	Deferred	Tax and	Total
	Salary	Bonus	Stock Awards	Awards	Compensation	Compensation	Income Tax	Compensation
Name	($)(1)	($)	($)(2)	($)(2)	($)(3)	Payment ($)	Gross Up ($)	Payable ($)

Michael J. Cordesman	1,805,659	—	—	—	4,995,000	4,325,622	4,844,065	15,970,346

David A Barclay	1,357,211	—	—	—	2,628,000	5,810,420	4,330,829	14,126,460

(1)	This amount is equal to three times the 2007 adjusted base salaries for each of Messrs. Cordesman and Barclay.

(2)	All awards outstanding vested as a result of the change in control due to the merger between Republic and Allied. No additional vestings occurred as the result of termination.

(3)	This amount is equal to three times the maximum annual incentive for 2008, plus the maximum payment amount under all outstanding long-term cash incentive awards which included the 2006 to 2008, 2007 to 2009 and 2008 to 2010 performance periods.

The tables on the following pages provide information regarding benefits payable to our named executive officers upon the occurrence of certain events of termination, assuming the specified event occurred on December 31, 2008 but under the terms of current employment contracts. We have not quantified the estimated welfare benefits payable under the executives’ employment agreements because we do not believe any estimates would be meaningful. We have, however, quantified the amounts payable to Messrs. O’Connor, Slager and Holmes upon the occurrence of the following four events: (a) death or disability, (b) termination without cause (as determined under the applicable employment agreement) by the company or for good reason by the executive, (c) termination without cause by the company or for good reason by the executive within two years following a change in control and (d) retirement. The company can terminate an executive’s employment without cause at any time. In general, an executive can terminate his employment with the company for good reason in the event that (a) the company had materially reduced the executive’s duties and responsibilities, (b) the company had breached the employment agreement and not timely cured the breach, (c) the company reduces the executive’s salary by more than ten percent from the prior year (except for Mr. Slager’s agreement), (d) the company has terminated or reduced executive’s participation in one or more company-sponsored benefit plans and such termination or reduction does not apply to the other named executive officers, (e) the company terminates and does not substitute a bonus plan in which the executive participates (except for Mr. Slager’s agreement), (f) the executive’s office is relocated outside of Maricopa County, Arizona or Miami-Dade, Broward or Palm Beach Counties, Florida, as applicable, or (g) the continuation of executive’s rolling employment period is terminated. To be eligible for an award under the Synergy Incentive Plan, Mr. O’Connor must waive (or not exercise) his right to terminate employment for good reason as a result of the relocation of the company’s headquarters to Arizona after the merger with Allied, on or before the end of the seven-day window following the 2009 Annual Meeting. Mr. Holmes must execute his new, proposed employment agreement in order to be eligible to participate in the Synergy Incentive Plan. In addition, Mr. Slager can terminate his employment with the company for good reason if he does not become the Chief Executive Officer upon resignation or termination of Mr. O’Connor.

Post-Employment Compensation — Death or Disability

					Non-Equity
			Stock	Option	Incentive Plan	Deferred
	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total Compensation
Name	($)(1)	($)	($)(2)	($)(3)	($)(4)	Payment ($)(5)	Payable ($)

James E. O’Connor	3,300,000	—	2,637,235	249,522	—	5,182,134	11,368,891

Donald W. Slager	2,625,000	—	—	—	—	2,287,972	4,912,972

Tod C. Holmes	1,150,000	—	1,054,889	99,813	—	3,136,406	5,441,108

(1)	For Messrs. O’Connor and Slager, this amount is equal to three times base salary upon the date of termination. For Mr. Holmes this amount is equal to two times his base salary on the date of termination. The company maintains disability insurance on each of these individuals. In the event of disability, payments made to these individuals pursuant to a company-maintained insurance policy mitigate any salary payments reflected in this column.

(2)	For Messrs. O’Connor and Holmes, all outstanding restricted stock awards vest upon death or disability. For Mr. Slager, restricted stock awards that would have become vested during the year of termination and his January 31, 2009 restricted stock award vest upon death or disability, which as of December 31, 2008 was zero. For purposes of this table, shares are valued at $24.79 per share, the closing price on December 31, 2008.

(3)	For Messrs. O’Connor and Holmes, all unvested stock options vest upon death or disability. For Mr. Slager, stock options that would have become vested during the year of termination vest upon death or disability, which as of December 31, 2008 was zero. For purposes of this table, options are valued at the incremental compensation value to the executive using $24.79 per share, the closing price on December 31, 2008.

(4)	As of December 31, 2008, the 2008 annual incentive and all performance periods under the long-term cash incentive plan had already been paid as a result of the change in control due to the merger with Allied. Therefore, the amount payable for all open periods of annual and long-term cash incentives upon death or disability would have been zero.

(5)	For Messrs. O’Connor and Holmes, this amount includes the current balance that would be payable in each account and the income tax gross-up payable on the deferred compensation distributions they received as a result of the merger in December 2008. This is further described in the tables in the “Employment Agreements and Post-Employment Compensation” section of this proxy statement. Mr. O’Connor is only entitled to this income tax gross-up if the termination is on or before the seventh day after the Annual Meeting. The balances in deferred compensation for Messrs. O’Connor and Holmes as of December 31, 2008 were $7,758 and $7,315, respectively. For Mr. Slager, this amount equals the balance in his Supplemental Executive Retirement account which was acquired upon the merger with Allied.

Post-Employment Compensation — Termination Without Cause by the Company
or for Good Reason by the Executive

	Severance				Non-Equity
		Incentive	Stock	Option	Incentive Plan	Deferred		Section 280g	Total
	Salary	Compensation	Awards	Awards	Compensation	Compensation	Outplacement	Excise Tax	Compensation
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Payment ($)(6)	Services ($)	Payment ($)	Payable ($)

James E. O’Connor	3,300,000	9,810,000	2,637,235	249,522	—	5,182,134	—	7,296,096	28,474,987

Donald W. Slager	2,625,000	2,400,000	—	—	—	2,287,972	50,000	2,792,985	10,155,957

Tod C. Holmes	1,725,000	4,072,500	1,054,889	99,813	—	3,136,406	—	3,639,503	13,728,111

(1)	For Messrs. O’Connor and Slager, this amount is equal to three times base salary upon the date of termination. For Mr. Holmes, this amount is also equal to three times his base salary on the date of termination, but it would have only been two times had the termination date assumed of December 31, 2008 not been within 2 years following a change in control.

(2)	Mr. O’Connor has a clause in his contract providing that if his termination is on or before the seventh day after the Annual Meeting, he receives an additional amount equal to (i) three times the maximum annual and long-term cash incentive awards, for the fiscal year in which termination occurs and (ii) no requirement to repay any relocation expenses paid in connection with relocation to Arizona. The value of (i) above is included in this table since the termination is assumed to occur on December 31, 2008. Because the assumed termination is within two years of a change in control, Mr. Holmes would receive three times maximum annual and long-term cash incentive awards, for the fiscal year in which the termination occurs. Because the assumed termination is within 18 months of the merger with Allied and such benefits are determined to be greater as of December 31, 2008 than the benefits he is otherwise entitled to upon a termination for good reason or without cause irrespective of whether such termination is within 18 months of the merger with Allied, Mr. Slager would receive an amount equal to three times his target annual cash incentive award. Annual award amounts were calculated using pre-merger salaries.

(3)	For Messrs. O’Connor and Holmes, all outstanding restricted stock awards vest upon termination for good reason or without cause. For Mr. Slager, only his January 31, 2009 restricted stock award would vest upon termination for good reason or without cause within 18 months of the merger with Allied. As of December 31, 2008, this amount was zero. For purposes of this table, shares are valued at $24.79 per share, the closing price on December 31, 2008.

(4)	For Messrs. O’Connor and Holmes, all unvested stock options vest upon termination for good reason or without cause. For Mr. Slager, stock options would not vest upon termination for good reason or without cause within 18 months of the merger with Allied. For purposes of this table, options are valued at the incremental compensation value to the executive using $24.79 per share, the closing price on December 31, 2008.

(5)	As of December 31, 2008, the 2008 annual incentive and all performance periods under the long-term incentive plan had already been paid as a result of the change in control due to the merger with Allied. Therefore, the amount payable upon termination without cause or for good reason for all open periods of annual and long-term cash incentives would have been zero.

(6)	For Messrs. O’Connor and Holmes, this amount includes the current balance that would be payable in each account and the tax gross up payable as described in the tables in the “Employment Agreements and Post-Employment Compensation” section of this proxy statement. The balances in deferred compensation for Messrs. O’Connor and Holmes as of December 31, 2008 were $7,758 and $7,315, respectively. For Mr. Slager, this amount equals the balance in his Supplemental Executive Retirement account which was acquired upon the merger with Allied.

Post-Employment Compensation — Termination Without Cause by the Company
or for Good Reason by the Executive — Within Two Years Following a Change in Control

	Severance				Non-Equity
		Incentive	Stock	Option	Incentive Plan	Deferred		Section 280g	Total
	Salary	Compensation	Awards	Awards	Compensation	Compensation	Outplacement	Excise Tax	Compensation
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Payment ($)(6)	Services ($)	Payment ($)	Payable ($)

James E. O’Connor	3,300,000	5,430,000	2,637,235	249,522	—	5,182,134	—	5,559,820	22,358,711

Donald W. Slager	2,625,000	2,400,000	—	—	—	2,287,972	50,000	2,792,985	10,155,957

Tod C. Holmes	1,725,000	4,072,500	1,054,889	99,813	—	3,136,406	—	3,639,503	13,728,111

(1)	This amount is equal to three times base salary for each of Messrs. O’Connor, Slager and Holmes.

(2)	For Mr. O’Connor, this amount is equal to three times his target annual and long-term cash incentive awards for the fiscal year in which the termination is assumed to have occurred. For Mr. Holmes, this amount is equal to three times his maximum annual and long-term cash incentive awards for the fiscal year in which the termination is assumed to have occurred. For Mr. Slager, this amount is equal to three times his target annual and long-term awards, for the fiscal year in which the termination occurs. Annual award amounts were calculated using pre-merger salaries.

(3)	For Messrs. O’Connor and Holmes, all outstanding restricted stock awards vest upon termination for good reason or without cause within two years following a change in control. For Mr. Slager, only his January 31, 2009 restricted stock award and restricted stock awards that would have become vested during the year of termination would vest upon termination for good reason or without cause within six months prior to or two years following a change in control. As of December 31, 2008, this amount was zero. For purposes of this table, shares are valued at $24.79 per share, the closing price on December 31, 2008.

(4)	For Messrs. O’Connor and Holmes, all unvested stock options vest upon termination for good reason or without cause within two years following a change in control. For Mr. Slager, stock options that would have become vested during the year of termination vest upon termination for good reason or without cause within six months prior to or two years following a change in control. As of December 31, 2008, this amount was zero. For purposes of this table, options are valued at the incremental compensation value to the executive using $24.79 per share, the closing price on December 31, 2008.

(5)	Annual and long-term cash incentive awards generally vest immediately upon a change in control under the Executive Incentive Plan. As of December 31, 2008, the 2008 annual incentive and all performance periods under the long-term incentive plan had already been paid as a result of the change in control due to the merger with Allied. Therefore, the amount payable upon termination without cause or for good reason for all open periods of annual and long-term cash incentives would have been zero.

(6)	For Messrs. O’Connor and Holmes, this amount includes the current balance that would be payable in each account and the tax gross up payable as described in the tables in the “Employment Agreements and Post-Employment Compensation” section of this proxy statement. The balances in deferred comp for Messrs. O’Connor and Holmes as of December 31, 2008 were $7,758 and $7,315 respectively. For Mr. Slager, this amount equals the balance in his Supplemental Executive Retirement account which was acquired upon the merger with Allied.

Post-Employment Compensation — Retirement

					Non-Equity
					Incentive Plan	Deferred
	Salary	Bonus	Stock Awards	Option Awards	Compensation	Compensation	Total Compensation
Name	($)	($)	($)(1)	($)(2)	($)(3)	Payment ($)(4)	Payable ($)(5)

James E. O’Connor	—	—	2,637,235	249,522	—	7,758	2,894,515

Donald W. Slager	—	—	1,371,358	129,749	—	2,287,972	3,789,079

Tod C. Holmes	—	—	1,054,889	99,813	—	7,315	1,162,017

(1)	All outstanding restricted stock awards vest upon retirement. For purposes of this table, shares are valued at $24.79 per share, the closing price on December 31, 2008.

(2)	All unvested options stock options vest upon retirement. For purposes of this table, options are valued at the incremental compensation value to the executive using $24.79 per share, the closing price on December 31, 2008.

(3)	As of December 31, 2008, the 2008 annual incentive and all performance periods under the long-term incentive plan had already been paid as a result of the change in control due to the merger with Allied. Therefore, the amount payable upon retirement as of December 31, 2008 would have been zero.

(4)	For Messrs. O’Connor and Holmes, this amount includes the current balance that would be payable in each account. For Mr. Slager, this amount equals the balance in his Supplemental Executive Retirement account which was acquired upon the merger with Allied.

(5)	As of December 31, 2008, Mr. Slager would not qualify for retirement under the terms of his contract. Amounts shown are estimates of amounts payable had he qualified as of December 31, 2008. Messrs. O’Connor and Holmes would have met the retirement qualifications under their contracts if they had given twelve months of notice to the company. The amounts shown above assume they would have given notice of retirement to meet the qualifications.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Nominating and Corporate Governance Committee has authority under its charter to advise the Board of Directors with regard to the company’s policies and procedures for the review, approval or ratification of any transaction presenting a potential conflict of interest between the company and any member of the Board of Directors or any executive officer, or any transaction otherwise required to be reported pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Act of 1934. As of the date of this proxy statement, neither the Nominating and Corporate Governance Committee nor the company has established a formal policy for review, approval or ratification of such transactions.

In December 2008, we entered into a Letter Agreement with certain of the Blackstone Entities which grants the Blackstone Entities certain registration rights with respect to the shares of Republic received by the Blackstone Entities in the merger.

In December 2008, we entered into a one-year Consulting Agreement with Harris Hudson, a former director, Vice Chairman and Secretary of Republic. We agreed to pay Mr. Hudson $500,000 for the year, payable in twelve monthly installments, commencing on December 31, 2008 and ending on November 30, 2009.

In December 2008, we entered into a consulting agreement with David Barclay. Pursuant to the agreement, the company paid Mr. Barclay $70,000 in December 2008 and he agreed to provide the company with up to 30 hours of consulting services each month through December 2009.

As part of the merger with Allied, we acquired a five-year participation agreement (“Participation Agreement”) with CoreTrust Purchasing Group LLC (“CPG”) designating CPG as exclusive agent for the purchase by our company of certain goods and services. This agreement was originally entered into on June 20, 2006. CPG is a “group purchasing organization” which, on behalf of its various participants in its group purchasing program, secures from vendors pricing terms for goods and services on a more favorable basis than participants could obtain for themselves on an individual basis. Goods and services included under this Participation Agreement include equipment, products, supplies, and services available pursuant to vendor contracts between vendors and CPG. In connection with purchases by its participants (including us), CPG receives a commission from each vendor based on the amount of products and services purchased. Under the Participation Agreement, we must purchase 80% of specified goods and services for certain of our office locations through CPG. In 2008, approximately $37 million worth of goods and services were purchased through CPG.

CPG will remit at least half of the commissions received from vendors in respect of purchases by our company under the Participation Agreement to Blackstone GPO L.L.C. or one of its affiliates (“Blackstone GPO”) in consideration for Blackstone GPO’s facilitating our participation with CPG and monitoring the services that CPG provides to us. Blackstone GPO is an affiliate of Blackstone Management Associates II, L.L.C., the founding member of which is a more than 5% beneficial owner of our stock (through his control of the Blackstone entities) and which has one representative on our Board.

PROPOSAL 2
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Our Audit Committee has selected the firm of Ernst & Young LLP as independent registered public accountants of our company and its subsidiaries for the year ending December 31, 2009. This selection will be presented to the stockholders for ratification at the Annual Meeting. Ernst & Young has been serving our company in this capacity since June 2002. If the stockholders do not ratify the appointment of Ernst & Young, the selection of independent public accountants may be reconsidered by our Audit Committee. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the company’s independent public accountants for fiscal 2009.

PROPOSAL 3
APPROVAL OF THE REPUBLIC SERVICES, INC. EXECUTIVE INCENTIVE PLAN
(As amended and restated effective as of March 12, 2009)

In 2001, we adopted the Executive Incentive Compensation Plan. On March 12, 2009, the Compensation Committee of the Board of Directors approved an amendment and restatement of the Executive Incentive Plan (the “Executive Incentive Plan”). The complete text of the Executive Incentive Plan is attached to this Proxy Statement as Appendix A. The principal features of the Executive Incentive Plan are summarized below. This description is qualified in its entirety by reference to Appendix A.

The Board of Directors has directed that the Executive Incentive Plan be submitted to our stockholders at the 2009 Annual Meeting so that payments under the Executive Incentive Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. If the Executive Incentive Plan is not approved by the stockholders, we will not make any payments under that plan. We may, however, grant discretionary cash bonuses or other compensation outside of the Executive Incentive Plan to the individuals who would have been eligible to participate in the Executive Incentive Plan, although no employee has a guaranteed right to any bonus or other compensation as a substitute in the event stockholders do not approve the Executive Incentive Plan. Any such bonuses paid outside the Executive Incentive Plan would not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, and, accordingly, all or a portion of the bonuses might not be deductible by our company for federal income tax purposes.

The Board of Directors recommends a vote “FOR” the Executive Incentive Plan.

General Information

We believe that our future growth and success depends, in large part, upon our ability to attract, motivate and retain competitively superior management and other key employees, and that short-term and long-term incentives have been and will continue to be an important element in achieving this goal, thereby promoting our long-term growth and profitability. The purpose of the Executive Incentive Plan is to promote the success of our company, to provide an additional incentive to attract, retain and motivate designated management and other key employees and to provide management and other key employees with an opportunity to receive incentive compensation dependent upon that success.

Summary of the Executive Incentive Plan

The Executive Incentive Plan authorizes the granting of annual awards, long-term awards and synergy awards to individuals selected from time to time by the Compensation Committee to participate in the Executive Incentive Plan.

Annual awards are designed to recognize the annual contribution of participants to the achievement of short term goals and objectives of the company. Long-term awards are designed to recognize the impact by participants upon the achievement by the company of longer term success in enhancing stockholder value. On March 27, 2009, the Compensation Committee approved the 2009 Annual Bonus Plan and the 2009 to 2011 Long-Term Incentive Plan under the Executive Incentive Plan, subject to approval of the Executive Incentive Plan by our stockholders. The 2009 Annual Bonus Plan, as it relates to the named executive officers, is described above in the section titled “Why Each Element of Compensation is Paid and How the Amount of Each Element of Compensation is Determined — Annual Incentive Compensation.” The 2009 to 2011 Long-Term Incentive Plan is described above in the section titled “Why Each Element of Compensation is Paid and How the Amount of Each Element of Compensation is Determined — Long-Term Incentive Compensation.” The same performance measures, targets, and thresholds applicable to the named executive officers under these plans also apply to the other employees subject to the plans, while the target payout percentages of salary vary among participants. The Compensation Committee may in the future approve additional awards for performance periods during the life of the Executive Incentive Plan if it is approved by our stockholders.

In addition, as previously disclosed in our proxy statement relating to our recently completed merger with Allied Waste Industries, Inc., the Compensation Committee has approved a Synergy Incentive Plan under the Executive Incentive Plan, subject to approval of the Executive Incentive Plan by our stockholders. Under the Synergy Incentive Plan, executive officers and certain other key employees will be entitled to receive cash bonus payments based upon the degree to which we achieve specified cost improvements following the merger. The Synergy Incentive Plan is described in greater detail below and is attached as Appendix B.

If a participant in the Executive Incentive Plan satisfies the applicable performance goals during the applicable performance period, the award will be paid to the participant in a lump sum cash payment. The maximum annual award for a performance period is $7.5 million and the maximum long-term award for a performance period is $7.5 million. In addition, the maximum annual award and long-term award that may be paid to a participant in any calendar year will be $7.5 million in the aggregate. The maximum amount of cash payable to a participant under the Synergy Incentive Plan will be $15 million. These limits do not limit or restrict the company from making any award or payment to any person under any other plan or arrangement.

Under the Executive Incentive Plan, the performance period for an annual award is generally one calendar year, unless the Compensation Committee determines otherwise in advance of granting the annual award. The performance period for a long-term award is generally three calendar years, unless the Compensation Committee determines otherwise in advance of granting a long-term award. As described below, performance under the Synergy Incentive Plan will be measured during calendar 2011 based on our synergy-related actions during 2009 and 2010.

Eligibility

Participation in the Executive Incentive Plan will be limited to the following categories of employees: the chief executive officer, chief operating officer, chief financial officer, general counsel, corporate controller, corporate vice president, regional vice president, regional controller, regional manager or area president of the company or an affiliate or any other employee of the company or an affiliate at or above the general manager level. As of March 2009, we had approximately 700 employees eligible to participate in the Executive Incentive Plan.

Performance Goals and Measures

Performance goals for each participant must be established in writing during the first 90 days of the applicable performance period. The performance goal of each participant may be based upon one or more of certain performance measures. “Performance measures” means one or more of the following selected by the Compensation Committee to measure company, subsidiary, division and/or other operational unit performance for a performance period: (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the after-tax or pre-tax profits, including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, operational costs, or a component thereof; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (vi) the attainment of a certain target level of, or a specified increase in earnings per share or earnings per share from the company’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the company’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Compensation Committee may, in its sole and absolute discretion: (a) designate additional business criteria upon which the performance measures may be based; (b) modify, amend or adjust the business criteria; or (c) incorporate in the performance measures provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances.

Termination of Employment

A participant whose employment is terminated for cause (as defined in the Executive Incentive Plan) prior to the date of a payment of an award for any performance period forfeits all right or interest in any award for such performance period. A participant who has a termination of employment for any reason other than for cause (as defined in the Executive Incentive Plan) prior to the date of payment of any award for any performance period forfeits all right or interest in any award for the applicable performance period, except as otherwise described herein. If a participant’s employment is terminated by reason of the participant’s disability or retirement (both as defined in the Executive Incentive Plan) the company will pay the participant a pro rata amount equal to the award payment that would have been paid to the participant had his or her employment continued to the end of the applicable performance period based upon the number of completed months of employment during the performance period that have elapsed prior to termination over the full performance period. Such payment would be made after the end of the applicable performance period. If a participant’s employment is terminated by reason of the participant’s death, the company will pay the participant’s estate or beneficiary an amount equal to the full targeted award within 30 days following termination. Also see the discussion regarding the Synergy Incentive Plan with respect to the provisions concerning termination of employment contained in the Synergy Incentive Plan.

Change in Control

In the event of a change in control of the company (as defined in the Executive Incentive Plan), the company will pay 100% of the participant’s target award for the performance period during which the change in control occurs. Payment of such award will be made within ten days following the change in control. The Compensation Committee has the discretion to modify the foregoing provisions concerning termination of employment or a change in control at any time prior to the expiration of 90 days after the commencement of a performance period. Also see the discussion regarding the Synergy Incentive Plan with respect to the provisions concerning change in control contained in the Synergy Incentive Plan.

New Plan Information — 2009 Annual and Long-Term Cash Incentive Awards

If the Executive Incentive Plan is approved by the stockholders, the following chart lists the maximum awards that may be received by the named executive officer participants and the amount available for additional employees as a group as of March 27, 2009 in the 2009 Annual Incentive Plan and the 2009 — 2011 Long-Term Incentive Plan that have been approved by the Compensation Committee:

	Maximum 2009 Annual	Maximum 2009 to 2011 Long-
Name and Position	Incentive ($)	Term Cash Incentive ($)

James E. O’Connor	2,860,000	1,875,000
Chairman of the Board and Chief Executive Officer

Donald W. Slager	2,100,000	975,000
President and Chief Operating Officer

Tod C. Holmes	1,150,000	750,000
Executive Vice President and Chief Financial Officer

Additional employees as a group(1)	68,000,000	11,325,000

(1)	Maximum 2009 Annual Incentive amount represents the maximum for approximately 525 employees. Maximum 2009-2011 Long-Term Cash Incentive amount represents the maximum for approximately 80 employees.

The 2009 Annual Incentive Plan is described above in the section titled “Why Each Element of Compensation is Paid and How the Amount of Each Element of Compensation is Determined — Annual Incentive Compensation.” The 2009 to 2011 Long-Term Incentive Plan is described above in the section titled “Why Each Element of Compensation is Paid and How the Amount of Each Element of Compensation is Determined — Long-Term Incentive Compensation.”

New Plan Information — Synergy Incentive Plan

Under the Synergy Incentive Plan, participants will be entitled to receive cash bonus payments based upon the degree to which the company achieves specified cost reductions following the merger with Allied (“Synergy” or “Synergies”). Participants will be the executives and other key employees selected by the Compensation Committee as individuals who are expected to substantially impact the realization of the Synergies. If the Executive Incentive Plan is approved by the stockholders, the following chart lists the maximum awards that may be received by the named executive officer participants and the amount available for additional employees as a group:

Maximum Synergy
Name and Position	Award Value ($)

James W. O’Connor	15,000,000
Chairman of the Board and Chief Executive Officer

Donald W. Slager	10,000,000
President and Chief Operating Officer

Tod C. Holmes(1)	8,000,000
Executive Vice President and Chief Financial Officer

Additional employees as a group (represents approximately 680 employees)	36,000,000

(1) Amount assumes Mr. Holmes enters into a new employment agreement as described below.

The additional executives and key manager participants and individual maximum awards for other participants will be recommended by management, subject to the approval of the Compensation Committee.

The maximum amounts under the Synergy Incentive Plan will not restrict the Compensation Committee in its sole discretion to provide additional cash or equity awards under any other plan or arrangement to recognize performance in achieving or exceeding expectations.

Synergies generally include those initiatives that provide an ongoing benefit to our stockholders as a result of the integration of Allied and Republic and will be measured based upon the incremental and ongoing annual impact to earnings before interest and taxes (“EBIT”) attributable to the combination of the two companies. Synergies include cost improvements as more fully described in Exhibit II to the Synergy Incentive Plan. Under the Synergy Incentive Plan, the amount of Synergies achieved will be measured over the four quarters beginning January 1, 2011 and ending on December 31, 2011 (the “Measurement Period”). Award payments will be made no later than 90 days following the end of the Measurement Period, but in any event before March 31, 2012.

The Synergy Incentive Plan provides for an annual target level of $150 million in Synergy achievement. A threshold level of $100 million in Synergy achievement will be required before any awards will be paid under the Synergy Incentive Plan. If $100 million of Synergies is achieved, each participant in the Synergy Incentive Plan will receive 25% of the participant’s maximum cash award. If Synergies between the $100 million threshold and $150 million target levels are achieved, each participant will receive a cash award in an amount between 25% and 100% of the participant’s maximum cash award, calculated using linear interpolation based on the amount of Synergies achieved between the $100 million threshold and $150 million target levels. For instance, the achievement of Synergies of $125 million, a level half-way between the $100 million threshold and $150 million target Synergy levels will result in the payout of 62.5% of a participant’s maximum cash award, an amount half-way between the 25% cash award payable for achieving the threshold level and 100% of the cash award payable for achieving the target Synergy level.

In addition, under the Synergy Incentive Plan, if transition costs prior to and during an implementation period of January 1, 2009 through December 31, 2010 (the “Implementation Period”) exceed $300 million (excluding payments under the Synergy Incentive Plan), then one-half of the excess transition costs will be deducted from the amount of Synergies before calculating earned awards. For example, if transition costs equal to $325 million and Synergies equal to $200 million (prior to reduction for excess transition costs), the Synergies are reduced by $12.5 million (50% x ($325 million — $300 million)). Thus, bonuses would be calculated based upon Synergies of $187.5 million (with target being achieved).

Consistent with the Executive Incentive Plan, under the Synergy Incentive Plan, a participant whose employment is terminated for cause (as defined in the Executive Incentive Plan) prior to the date of payment of an award for any performance period will forfeit all rights or interests in any award for such performance period. However, under the Synergy Incentive Plan, a participant whose employment is terminated without cause (or if a named executive officer terminates for good reason (as defined in the executive’s employment agreement)) or on account of death or disability (as defined in the Executive Incentive Plan) before the full two-year Implementation Period has elapsed will be entitled to be paid a pro rata amount equal to the award payment the Compensation Committee determined would have been paid to the participant under the Synergy Incentive Plan had the participant’s employment continued to the end of the Measurement Period, multiplied by a fraction, the numerator of which is the number of completed months of employment during the Implementation Period and the denominator of which is 24. If a participant’s employment is terminated for any reason other than for cause after the Implementation Period, but before the Measurement Period is completed, the participant will be entitled to receive 100% of the actual award that the participant would have received if the participant’s employment continued to the end of the Measurement Period.

In the event of a change in control (as defined in the Executive Incentive Plan) of the company that occurs on or after January 1, 2009 and before December 31, 2011, the company will pay 100% of the participant’s maximum award. Payment of the award will be made within ten days following the change in control.

If within two years following the determination and payment of any awards under the Synergy Incentive Plan, it is determined by the Compensation Committee and the full board of directors that excessive payments were made due to misrepresentations by management, the company shall recover the amount of any such overpayments from individual participants as it deems appropriate.

Employment Agreements — Waiver of Good Reason in Connection with the Implementation of the Synergy Incentive Plan

In February 2009, Mr. O’Connor entered into a new Employment Agreement, effective as of the date of the merger with Allied, which is described in the “Employment Agreements and Post-Employment Compensation” section of this proxy statement. The new Employment Agreement preserves, until seven days after the 2009 Annual Meeting, Mr. O’Connor’s right to terminate employment with the company for good reason and receive substantially the same benefits that would have been due to him under his prior Employment Agreement in effect on the date of the Merger.

To be eligible for an award under the Synergy Incentive Plan, Mr. O’Connor must waive (or not exercise) his right to terminate employment for good reason as a result of the relocation of the company’s headquarters to Arizona after the merger with Allied, on or before the end of the seven-day window following the 2009 Annual Meeting. According to the terms of his new Employment Agreement as described above, whether or not the stockholders approve the Executive Incentive Plan at the 2009 Annual Meeting, Mr. O’Connor is entitled to terminate employment within seven days of the 2009 Annual Meeting and receive the severance benefits as he would have been entitled under his prior Employment Agreement.

To be eligible to participate in the Synergy Incentive Plan, Mr. Holmes is required to enter into a new employment agreement with our company that includes a provision regarding termination for good reason as a result of the company’s relocation to Arizona. Mr. Holmes has been offered, but has not entered into, a new employment agreement. Under the terms of Mr. Holmes’ current employment agreement, if he terminates his employment for good reason within two years of the Merger he will be entitled to receive severance benefits.

The severance benefits for Mr. O’Connor and Mr. Holmes are as follows: (a) base salary for three years, payable in accordance with the company’s standard payroll practices (in a lump sum for Mr. Holmes); (b) three times the sum of (x) maximum annual incentive award and (y) maximum long-term incentive awards for the fiscal year in which termination occurs, payable in a lump sum within 60 days after termination (10 days after termination for Mr. Holmes); (c) continued coverage under health benefit plans for three years (two years for Mr. Holmes), or the date on which Mr. O’Connor (or Mr. Holmes) becomes covered by a comparable health benefit plan by a subsequent employer, if earlier; (d) all stock option grants or restricted stock grants, will vest and any such options will remain exercisable for the lesser of the unexpired term of the option or three years (two years for Mr. Holmes) from the date of termination of employment; (e) all annual awards will vest and be paid on a prorated basis in an amount equal to the annual awards payment that the Compensation Committee determines would have been paid, based upon the employment during the performance period that have elapsed prior to termination over the full performance period, within sixty days after the end of the company’s fiscal year; (f) all long-term awards will vest and be paid on a prorated basis in an amount equal to the maximum long-term awards that would have been paid had employee’s employment continued to the end of the performance periods established under the Executive Incentive Plan, based upon the employment during the performance period that have elapsed prior to termination over the full performance period; (g) gross-up payment for any excise taxes imposed with respect to payments contingent on a change in control; and (h) payment of the executive’s deferred compensation account plus a gross-up payment for taxes due on the balance that existed in such account as of December 31, 2006 (including any deferrals made after such date but attributable to periods before such date) and on the gross-up payment. In addition, Mr. O’Connor will not be required to repay any relocation expenses pursuant to the Company’s Relocation Plan which was paid or reimbursed in connection with his relocation to Arizona. See “Employment Agreements and Post-Employment Compensation” for the amount of severance to be received in the event Mr. O’Connor (or Mr. Holmes) decided to terminate for good reason.

The cash severance payments could significantly exceed the compensation Messrs. O’Connor and Holmes would receive for continued employment, particularly if the Executive Incentive Plan (and thereby the Synergy Incentive Plan) is not approved by stockholders. Accordingly, there can be no assurance that Messrs. O’Connor and Holmes will not elect to terminate their employment.

Administration

The Executive Incentive Plan will be administered by the Compensation Committee. The Compensation Committee may in its sole discretion determine the individuals to be granted awards from among those eligible to participate and the performance goals that must be satisfied by the participant to receive payment of an award, provided, however, that the Compensation Committee may delegate its authority with respect to any employees other than those it anticipates will be the “covered employees” under Code Section 162(m). The Compensation Committee has full power and authority to interpret the Executive Incentive Plan, to prescribe, amend, and rescind any rules relating to the Executive Incentive Plan, and to make all other determinations necessary or advisable for the administration of the Executive Incentive Plan.

Term — Amendment and Termination

If the Executive Incentive Plan is approved by the stockholders, it will be effective for 2009 and continue through 2013 unless otherwise terminated. For 2014, the Executive Incentive Plan will be submitted for re-approval by our stockholders and payment of any awards under the plan for that year or future years will be contingent on that approval.

The Compensation Committee may amend or terminate the Executive Incentive Plan at any time, provided that (i) no amendment may be made after the date on which an individual is selected as a participant for a performance period that would adversely affect the rights of such participant with respect to such performance period without the consent of the affected participant and (ii) no amendment will be effective without the approval of the stockholders of the company to increase the maximum award payable under the Executive Incentive Plan or if, in the opinion of counsel to the company, such approval is necessary to satisfy the applicable requirements of Section 162(m) of Code.

Transferability

No award granted under the Executive Incentive Plan is assignable or transferable, other than by will or by the laws of descent and distribution.

Federal Income Tax Consequences

Executive officers who receive payment of an award under the Executive Incentive Plan will have ordinary income equal to the amount of the award. Such amount is subject to federal income taxes. In addition, such amount is subject to federal employment taxes. Section 162(m) of the Code limits the amount of deduction the company can take with respect to compensation paid to certain employees, unless an exception applies. The deduction for compensation is not subject to the limitations of Section 162(m) if the compensation qualifies as “performance-based compensation.” The Executive Incentive Plan is intended to comply with the requirements of Section 162(m) for “performance-based compensation.”

PROPOSAL 4
APPROVAL OF 2009 EMPLOYEE STOCK PURCHASE PLAN

In 1999, we adopted and our stockholders approved the Employee Stock Purchase Plan which was subsequently amended and restated by the company (the “1999 Stock Purchase Plan”). The 1999 Stock Purchase Plan provided for the issuance of up to 1,000,000 shares of our common stock and expired on March 30, 2009. Because of the expiration of the 1999 Stock Purchase Plan, our Board of Directors on March 27, 2009 adopted the 2009 Employee Stock Purchase Plan (the “2009 Stock Purchase Plan”). The plan will provide a means for our eligible employees and those of our designated subsidiaries to purchase shares of our common stock at a discount of 5% through payroll deductions. The Board of Directors believes that adoption of the plan will promote our interests and those of our stockholders by assisting us in attracting, retaining and stimulating the performance of employees and by aligning our employees’ interests with the interests of our stockholders. The complete text of the 2009 Stock Purchase Plan is attached to this Proxy Statement as Appendix C. The principal features of the 2009 Stock Purchase Plan are summarized below. This description is qualified in its entirety by reference to Appendix C.

The Board of Directors has directed that the 2009 Stock Purchase Plan be submitted to our stockholders at the 2009 Annual Meeting so that the plan may qualify for favorable tax treatment under Section 423 of the Internal Revenue Code (the “Code”). If the 2009 Stock Purchase Plan is not approved by our stockholders, we will not permit eligible employees to purchase shares of our common stock under the plan.

The Board of Directors recommends a vote “FOR” the 2009 Stock Purchase Plan.

Summary of the 2009 Employee Stock Purchase Plan

The 2009 Stock Purchase Plan is intended to provide a method whereby our employees will have an opportunity to acquire a proprietary interest in our company through the purchase of shares of our common stock through accumulated voluntary payroll deductions. We intend to have the 2009 Stock Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The 2009 Stock Purchase Plan permits eligible employees to authorize payroll deductions that will be utilized to purchase shares of our common stock during a series of offering periods. Employees may purchase shares of common stock pursuant to the 2009 Stock Purchase Plan at a purchase price equal to 95% of the per share fair market value of our common stock on the exercise date.

Subject to adjustment upon changes in capitalization of our company, the number of shares of common stock that may be issued under the 2009 Stock Purchase Plan will be 1,500,000 which includes the number of shares reserved for issuance under the 1999 Stock Purchase Plan that are not purchased as of the expiration of the 1999 Stock Purchase Plan. As of March 16, 2009, the number of shares remaining under the 1999 Stock Purchase Plan was 423,735. If any change is made in the stock subject to the 2009 Stock Purchase Plan or subject to any outstanding options under the 2009 Stock Purchase Plan (through stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares affected without receipt of consideration by the company), appropriate and proportionate adjustments will be made by the Board of Directors or Plan Committee (as defined below) in the number and type of shares of common stock that are subject to purchase under outstanding options and to the option price applicable to such outstanding options.

Eligibility

An employee of the company or any designated subsidiary will be eligible to participate in the plan on the first day of the offering period beginning on or after completion of 91 days of employment. An employee may not participate in the 2009 Stock Purchase Plan if (i) immediately after the grant, such employee would own common stock, including outstanding options to purchase common stock under the 2009 Stock Purchase Plan, possessing 5% or more of the total combined voting power or value of our common stock, or (ii) participation in the 2009 Stock Purchase Plan would permit such employee’s rights to purchase common stock under all of our employee stock purchase plans to exceed $25,000 in fair market value (determined at the time the option is granted) of the common stock for each calendar year in which such option is outstanding.

Employees covered by a collective bargaining agreement are not eligible to participate if, after review of the plan, their union affirmatively elects not to participate in the plan. In addition, employees who are citizens or residents of a foreign jurisdiction will not be permitted to participate in the plan if (i) the grant of an option under the plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of the foreign jurisdiction would cause the plan to violate the requirements of Section 423 of the Code.

As of March 2009, we had approximately 33,900 employees who would have been eligible to participate in the 2009 Stock Purchase Plan had it been in effect.

Administration

Our Board of Directors or a committee of the Board of Directors (“Plan Committee”) will administer the 2009 Stock Purchase Plan. The Board of Directors or Plan Committee will have the authority to (a) interpret, construe, and apply the terms of the 2009 Stock Purchase Plan and (b) determine eligibility and adjudicate all disputed claims filed under the 2009 Stock Purchase Plan. Every finding, decision, and determination made by the Board of Directors or Plan Committee will be final and binding. The Board of Directors or Plan Committee may delegate its authority and responsibility for administrative tasks under the plan.

Offering Periods and Employee Participation

The plan will be implemented through a series of offering periods. The first offering period will begin July 1, 2009 and end September 30, 2009 and subsequent offering periods will correspond to the calendar quarters, unless changed by the Board of Directors or the Plan Committee. In no event will an offering period exceed 27 months.

An eligible employee becomes a participant in the 2009 Stock Purchase Plan by completing a subscription agreement authorizing payroll deductions of up to 15% of such employee’s compensation for each pay period during an offering. For purposes of the 2009 Stock Purchase Plan, compensation consists of gross cash compensation (including wage, salary, bonus, and overtime earnings) paid by us or our designated subsidiaries to employees that participate in the 2009 Stock Purchase Plan but excluding expense allowances and non-cash compensation. Participants may reduce or increase future payroll deductions at any time during an offering period. If deductions are stopped during an offering period, participants may not reenroll in the plan until the next offering period. All payroll deductions made by each participant will be credited to an account set up for that participant under the 2009 Stock Purchase Plan.

Grants and Exercises of Options

On the commencement date of each offering period, a participant will be granted an option to purchase a number of shares of our common stock determined by dividing (i) the amount of such participant’s payroll deductions accumulated during the offering period by (ii) 95% of the per share fair market value on the exercise date provided that no participant will be permitted to purchase during an offering period more than 2,500 shares of our common stock. The participant’s option will be exercised automatically on the last trading day of the offering period and the maximum number of shares subject to an option will be purchased with the accumulated payroll deductions in the participant’s account. A participant will have no interest in shares of common stock covered by the participant’s option until such option has been exercised.

Participation in the 2009 Stock Purchase Plan

Participation in the 2009 Stock Purchase Plan is voluntary and depends on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 2009 Stock Purchase Plan are not determinable. The following table sets forth certain information regarding shares purchased under the 1999 Stock Purchase Plan during the last fiscal year and the payroll deductions accumulated during the last fiscal year in accounts under the 1999 Stock Purchase Plan for each of the officers listed, for all current executive officers as a group, and for all other employees who participated in the 1999 Stock Purchase Plan as a group. Non-employee members of the Board of Directors were not eligible to participate in the 1999 Stock Purchase Plan and are not eligible to participate in the 2009 Stock Purchase Plan.

NEW PLAN BENEFITS
REPUBLIC SERVICES, INC. 1999
EMPLOYEE STOCK PURCHASE PLAN

		Value of Shares
Name and Position	Shares Purchased in 2008 (#)	Purchased in 2008 ($)

James E. O’Connor	855	23,750
Chairman of the Board and Chief Executive Officer

Donald W. Slager	—	—
President and Chief Operating Officer

Tod C. Holmes	—	—
Executive Vice President and Chief Financial Officer

All current executive officers as a group	855	23,750

Non-executive officer employee group	98,615	2,642,317

Withdrawal and Termination of Employment

A participant in the 2009 Stock Purchase Plan may not withdraw any of the payroll deductions once they are credited to such participant’s account under the 2009 Stock Purchase Plan.

Upon termination of a participant’s employment for any reason, the payroll deductions credited to such participant’s account will be automatically exercised on the last trading day of the offering period and purchase the number of shares of common stock that the accumulated payroll deductions in the participant’s account will purchase at the applicable option price.

Transferability

Neither the payroll deductions credited to a participant’s account nor any rights with respect to an option granted under the 2009 Stock Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of by the participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be without effect. Shares may not be sold or transferred by a participant (or a participant’s estate) for 180 days following the exercise date.

Amendment and Termination

The Board of Directors or the Plan Committee may at any time and for any reason terminate or amend the 2009 Stock Purchase Plan. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the company will obtain stockholder approval in such a manner and to such a degree as required.

The 2009 Stock Purchase Plan will remain in effect until the earliest of (a) the last exercise date immediately preceding the tenth anniversary of the effective date (the date the Board of Directors adopted the plan), (b) the date there are no shares of common stock remaining for purchase under the plan, and (c) such date as is determined by the Board of Directors or the Plan Committee in its discretion.

Federal Income Tax Consequences

The 2009 Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2009 Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than (a) two years from the first day of the offering period and (b) more than one year from the date of transfer of the shares to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to the excess of the fair market value of the shares as of the first trading day of the offering period over the option price (determined as if the option had been exercised on the first trading day of the offering period). Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the price at which the participant purchased the shares under the 2009 Stock Purchase Plan.

Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We will not be entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants as a result of a sale or disposition of shares prior to the expiration of the holding periods described above.

Tax Consequences for Puerto Rico Employees

The Puerto Rico Internal Revenue Code of 1994, as amended (“PR Code”) does not have provisions comparable to Sections 83 and 423 of the Code. In addition, the 2009 Stock Purchase Plan does not qualify under Section 1046 of the PR Code. Consequently, the purchase of stock under a stock option plan such as the 2009 Stock Purchase Plan will be subject to the general rules of income taxation under the PR Code. Therefore, because of the 180-day restriction on the sale of the stock acquired under the 2009 Stock Purchase Plan, the employee will not recognize income until the restriction lapses. At that time, the employee will be subject to ordinary income tax on the excess of the fair market value of the stock at the time the restriction lapses over the amount paid for the stock. We will be entitled to take a deduction in the amount included in the employee’s gross income for the taxable year in which the employee recognizes such income. Any additional gain or loss on sale or disposition of the stock will be long-term or ordinary income or loss, depending on the holding period.

Approval by Stockholder of the 2009 Stock Purchase Plan

Approval of the 2009 Stock Purchase Plan will require the affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or by proxy and entitled to vote on the matter. Upon approval of the 2009 Stock Purchase Plan by our stockholders, the 2009 Stock Purchase Plan will go into effect and our employees will be entitled to enroll for participation in the 2009 Stock Purchase Plan. In the event that the proposal to approve the 2009 Stock Purchase Plan is not approved by our stockholders at the meeting, the 2009 Stock Purchase Plan will automatically terminate and employees will not be able to purchase shares of common stock under the 2009 Stock Purchase Plan.

EXPENSES OF SOLICITATIONS

The cost of soliciting proxies will be borne by our company. In addition to solicitations by mail, regular employees of our company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone without additional compensation. We will pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, Georgeson Inc. has been hired to help in the solicitation of proxies for the 2009 Annual Meeting for a fee of approximately $10,000 plus associated costs and expenses.

MISCELLANEOUS MATTERS

The annual report to stockholders covering the fiscal year ended December 31, 2008 is included with this proxy statement. Our annual report contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the “Compensation Committee Report” or the “Report of the Audit Committee” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide upon written request, without charge to each stockholder of record as of the Record Date, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our company secretary at our executive office as set forth in this proxy statement. These documents are also available on our website at www.republicservices.com.

Any stockholder who wishes to present a proposal for action at our next Annual Meeting of stockholders, presently scheduled for May 2010, or wishes to nominate a director candidate for our Board of Directors, must submit such proposal or nomination in writing to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. The proposal or nomination should comply with the time period and information requirements as set forth in our by-laws relating to stockholder business or stockholder nominations, respectively. Stockholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2010 Annual Meeting of stockholders may do so by following the procedures prescribed in our bylaws and in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended. Stockholder proposals must be received by our corporate Secretary at the above address:

•	No later than December 3, 2009 if the proposal is submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•	Between January 14, 2010 and February 13, 2010 if the proposal is submitted under our company’s bylaws, in which case we are not required to include the proposal in our proxy materials.

You are again invited to attend the Annual Meeting at which our management will present a review of our progress and operations.

Directions to the 2009 Annual Meeting from the Phoenix airport are as follows: Exit the airport east on Loop 202. Merge onto North Loop 101. Continue north to the Princess Exit, exit and turn left. Make a left onto Perimeter Drive and the Hotel is on the right.

Other than the items described herein, management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of our company. We have prepared the accompanying form of proxy at the direction of the Board of Directors and provide it to you at the request of the Board of Directors. Your Board of Directors has designated the proxies named therein.

Appendix A

Republic Services, Inc.
Executive Incentive Plan

(As amended and restated effective as of March 12, 2009)

Introduction

On April 26, 2001, the Board of Directors adopted the Republic Services, Inc. Long Term Incentive Plan, effective January 1, 2001. Effective January 1, 2003, the Long Term Incentive Plan was amended, restated and renamed the “Executive Incentive Plan” to provide for not only awards designed to encourage and recognize long term performance by participants, but also to include annual awards previously made pursuant to the Company’s Corporate Bonus Program. Effective as of March 12, 2009, the Plan was again amended and restated. It is the intention of the Board of Directors to submit the Plan, as so again amended and restated, for shareholder approval.

1.	Purpose.

The purposes of the Plan are to promote the success of the Company; to provide designated Executive Officers with an opportunity to receive incentive compensation dependent upon that success; and to attract, retain and motivate such individuals.

2.	Definitions.

“Affiliate” means all entities whose financial statements are required to be consolidated with the financial statements of the Company pursuant to United States generally accepted accounting principles.

“Award” means an incentive award, either a Long Term Award, an Annual Award or Synergy Award made pursuant to the Plan.

•	Annual Award (formerly made pursuant to the Corporate Bonus Program) — is designed to recognize the annual contribution of Participants to the achievement of certain short term goals and objectives of the Company.

•	Long Term Award — is designed to recognize the impact by Participants upon the achievement by the Company of longer term success in enhancing shareholder value.

•	Synergy Award — is designed to reward Participants based upon the degree to which operating cost savings are generated following the merger of Allied Waste Industries, Inc., a Delaware corporation, into RS Merger Wedge, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger”) pursuant to the Agreement & Plan of Merger dated as of June 22, 2008.

“Award Formula” means one or more objective formulas or standards established by the Committee for purposes of determining an Award based on the level of performance with respect to one or more Performance Goals. Award Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. The Award Formula for each Performance Period shall be established in writing by the Committee.

“Award Schedule” means the Award Schedule established pursuant to Section 4.1.

“Beneficiary” means the person(s) designated by the Participant, in writing on a form provided by the Committee, to receive payments under the Plan in the event of his or her death while a Participant or, in the absence of such designation, the Participant’s estate.

“Board of Directors” means the Board of Directors of the Company.

“Change of Control” means the occurrence of any of the following:

(i)  an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding common stock of the Company (“Shares”) or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred pursuant to this subsection (a), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A “Non-Control Acquisition” shall mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (b) the Company or any Related Entity, or (c) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(ii)  the individuals who, as of the effective time of the Merger, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger Event which results in a Parent Corporation, the board of directors of the ultimate Parent Corporation (as defined in paragraph (iii)(1)(A) below); provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle a Proxy Contest; or

(iii)  the consummation of:

(1)  a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued ( a “Merger Event”), unless such Merger Event is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger Event where:

(A)  the stockholders of the Company immediately before such Merger Event own directly or indirectly immediately following such Merger Event at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger Event (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and,

(B)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger Event constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there are no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

(C)  no Person other than (i) the Company, (ii) any Related Entity, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger Event was maintained by the Company or any Related Entity, or (iv) any Person who, immediately prior to such Merger Event had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation.

(2)  a complete liquidation or dissolution of the Company; or

(3)  the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger Event for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the

Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

In addition, a Change of Control shall not be deemed to occur unless the event(s) that causes such Change of Control also constitutes a “change in control event,” as such term is defined in Code Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board of Directors. The Committee shall be composed of not fewer than two directors, each of whom shall be an “outside director” (within the meaning of Code Section 162(m)).

“Company” means Republic Services, Inc. and its successors.

“Determination Period” means, with respect to a Performance Period applicable to any Award under the Plan, the period commencing on or before the first day of such Performance Period and ending 90 days after the commencement of the Performance Period.

“Disability” means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

“Executive Officer” means a person who is the chief executive officer, chief operating officer, chief financial officer, general counsel, controller, corporate vice president, regional vice president, controller or manager, or area president of the Company or an Affiliate or any other employee of the Company or an Affiliate at or above the general manager level.

“Participant” means an Executive Officer selected from time to time by the Committee to participate in the Plan.

“Performance Goal” means the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Initially, Performance Goals shall include minimum, target and maximum performance levels.

“Performance Measure” means one or more of the following selected by the Committee for a Performance Period: (i) the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits, including, without limitation, that attributable to the Company’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a certain target level of, or a specified increase in earnings per share or earnings per share from the Company’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Measures may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Measures may be based upon the attainment by the Company (or a subsidiary, division or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under

Code § 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Measures may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Measures provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Measures may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

“Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to payment in respect of an Award. Unless otherwise determined by the Committee in advance, the Performance Period for an Annual Award shall be one calendar year. Unless otherwise determined by the Committee in advance, a Performance Period for a Long Term Award shall be three calendar years.

“Plan” means the Republic Services, Inc. Executive Incentive Plan as set forth herein, which combines the Long Term Incentive Plan and the Corporate Bonus Program, both as amended and restated, effective January 1, 2003.

“Plan Year” means the calendar year.

“Retirement” means retirement at the Company’s normal retirement age or early retirement with the prior written approval of the Company.

3.	Participation.

3.1  Participants shall be selected by the Committee from among the Executive Officers. The selection of an Executive Officer as a Participant for a Performance Period shall not entitle such individual to be selected as a Participant with respect to any other Performance Period; provided, however, that once an Executive Officer becomes a Participant, he shall continue as a Participant until the Committee terminates his participation or an event occurs under the Plan which causes termination of participation.

4.	Awards.

4.1  Award Schedules. With respect to each Performance Period with respect to which an Award may be earned by a Participant under the Plan, prior to the expiration of the Determination Period, the Committee shall establish in writing for such Performance Period an Award Schedule for each Participant. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), and Award Formula(s) and such other information as the Committee may determine. Once established for a Plan Year, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute performance-based compensation under Code Section 162(m). Award Schedules may vary from Performance Period to Performance Period and from Participant to Participant.

4.2  Determination of Awards. A participant shall be eligible to receive payment in respect of an Award only to the extent that the Performance Goal(s) for such Award are achieved and the Award Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Award earned by each Participant for such Performance Period based upon such Participant’s Award Formula. The Committee shall then determine the actual amount of the Award to be paid to each Participant and in so doing may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. If the Committee adopts an incentive program (the “Synergy Program”) under this Plan to reward Participants based upon the degree to which targeted operating cost savings are generated following the Merger, the portion of any benefit payable under such program that is payable in cash pursuant to the terms of the program shall be payable under this

Plan and the maximum amount of the cash benefit so payable to any Participant shall be $15,000,000. Except as otherwise provided in the preceding sentence, anything in this Plan to the contrary notwithstanding:

(i)  the maximum Award payable (x) with respect to an Annual Award to any Participant with respect to the Performance Period for such Award shall be $7,500,000, and (y) with respect to a Long Term Award to any Participant with respect to the Performance Period for such Award shall be $7,500,000; and

(ii)  the sum of any Annual Award and any Long Term Award payable in any calendar year shall not exceed $7,500,000.

4.3  Payment of Awards. Awards shall be paid in a lump sum cash payment after the amount thereof has been determined and certified in accordance with Section 4.2. Except as otherwise provided in any Employment Agreement or Award Schedule, payment of any Award shall be made at such time determined by the Committee that is within the first 2 1/2 months of the Company’s taxable year that immediately follows the last day of the applicable Performance Period. The Committee may, subject to such terms and conditions and within such limits as it may from time to time establish, permit one or more Participants to defer the receipt of amounts due under the Plan in a manner consistent with the requirements of Code Section 162(m) so that any increase in the amount of an Award that is deferred shall be based either on a reasonable rate of interest or the performance of a predetermined investment in accordance with Treasury Regulation 1.162-27(e)(2)(iii)(B). If any Award which is earned pursuant to this Section 4 is paid prior to the time determined when the Award was initially granted, the amount of such Award shall be reduced by an appropriate discount factor determined by the Committee.

4.4  Change of Control. All Performance Goals and other conditions to payment of Awards shall be deemed to be achieved or fulfilled as of the time of a Change of Control. In the event of a Change of Control, the Company shall promptly pay each Participant 100% of the Participant’s Target Award (as established in the applicable Award Schedules) for the Performance Period in which the Change of Control occurs. In addition, if at the time of a Change of Control there has been no determination or payment of an Award for the preceding Performance Period, the Company shall pay to each individual who was a Participant with respect to such prior Performance Period the full amount to which he or she would have been paid assuming certification by the Committee of the performance for such Performance Period and no reduction in Target Award payments for factors other than performance factors. Payments under this Section 4.4 shall be made not later than ten (10) days following the Change of Control. The provisions of this Section 4.4 shall not apply to any or all Participants if and to the extent determined by the Committee prior to the expiration of the Determination Period, in its sole and absolute discretion.

5.	Termination of Employment.

5.1  Termination of Employment.

•	Except as otherwise provided in Sections 4.4, 5.2 or 5.3 or otherwise provided by the Committee prior to the expiration of the Determination Period, a Participant who has a termination of employment for any reason other than “cause” prior to the date of payment of an Award shall forfeit all right to or interest in the Award.

•	Except as otherwise provided in Section 5.3, a Participant whose employment is terminated for “cause” (Termination for Cause) prior to the date of payment of an Award shall forfeit all right to or interest in the Award.

Termination for Cause shall mean with respect to any Participant, cause or for cause as defined in any employment, consulting or other agreement for the performance of services between the Participant and the Company, or, in the absence of any such agreement or any such definition in such agreement, cause shall mean (i) Participant’s willful and continued failure to substantially perform his duties after he has received written notice from the Company identifying the actions or omissions constituting willful and continued failure to perform, (ii) Participant’s conviction or plea to a felony, misdemeanor or any other crime, (iii) Participant’s actions or omissions that constitute fraud, dishonesty or gross misconduct, (iv) Participant’s breach of any fiduciary duty that causes material injury to the Company, (v) Participant’s breach of any duty causing material injury to the Company, (vi) Participant’s inability to perform his material duties to the reasonable satisfaction of the Company due to alcohol or other substance abuse, or (vii) any violation of the Company’s policies or procedures involving discrimination, harassment, substance abuse or work place violence. Any termination for Cause pursuant to this Section shall be given to the Participant in writing and shall set forth in detail all acts or omissions upon which the Company is relying to terminate the Participant for Cause. With respect to Participants other than the Chief

Executive Officer: Chief Operating Officer, Chief Financial Officer and General Counsel (the Executive Group), a determination of cause shall be made by the Chief Executive Officer.

With respect to the Executive Group, before any determination by the Company that Cause exists to terminate the Participant, the Company shall cause a special meeting of the Committee to be called and held at a time mutually convenient to the Committee and Participant, but in no event later than ten (10) business days after Participant’s receipt of the notice that the Company intends to terminate the Participant for Cause. Participant shall have the right to appear before such special meeting of the Committee with legal counsel of his choosing to refute such allegations and shall have a reasonable period of time to cure any actions or omissions which provide the Company with a basis to terminate the Participant for Cause (provided that such cure period shall not exceed 30 days). A majority of the members of the Committee must affirm that Cause exists to terminate the Participant. No finding by the Committee will prevent the Participant’s contesting such determination through appropriate legal proceedings, provided that the Participant’s sole remedy shall be to sue for damages, not reinstatement, and damages shall be limited to those that would be paid to the Participant if he had been terminated without Cause.

5.2  Death, Disability or Retirement.

•	Except as otherwise provided in Section 5.3 hereof, in the event that a Participant dies after an Award has been granted to the Participant but before it has been determined to be earned pursuant to Section 4.2, there shall be paid to the Participant’s Beneficiary or estate an amount equal to the full targeted Award that the Committee was authorized in accordance with the Award Formula to pay to the Participant pursuant to Section 4.3 had his or her employment continued through the end of the Performance Period and had all Performance Goals been met. Payment of all such Awards shall be made within thirty (30) days following the date of termination of the Participant’s employment as a result of death.

•	Except as otherwise provided in Section 5.3 hereof and if and to the extent permitted under Section 409A of the Code, in the event that a Participant’s employment is terminated by reason of Disability or Retirement after an Award has been granted to the Participant but before it has been determined to be earned pursuant to Section 4.2, there shall be paid to the Participant a pro-rated amount equal to the Award payment that the Committee determines would have been paid to the Participant pursuant to Section 4.3 had his or her employment continued through the end of the Performance Period, multiplied by a fraction, the numerator of which is the number of completed calendar months of employment during the Performance Period and the denominator of which is the total number of months in the Performance Period. Payment of all such Awards shall be made at the same time as Awards are paid to Participants who remained employed through the end of the Performance Period.

5.3  Committee Discretion.  The provisions of Sections 5.1 and/or 5.2 hereof shall not apply to any Participant or Participants if and to the extent (i) determined by the Committee prior to the expiration of the Determination Period, in its sole and absolute discretion, or (ii) provided in any employment, consulting or other agreement for the performance of services between the Participant and the Company.

6.  Administration.

6.1  In General.  The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The Chief Executive Officer of the Company may recommend to the Committee Executive Officers for participation and target award levels for Participants.

6.2  Determinations.  The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Awards shall be final and conclusive. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

6.3  Appointment of Experts.  The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

6.4  Delegation.  The Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Committee shall not delegate any authority with respect to decisions regarding Plan eligibility or the amount, timing or other material terms of Awards for any Executive Officer who the Committee anticipates to be a “covered employee” for purposes of Code Section 162(m).

6.5  Books and Records.  The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

6.6  Payment of Expenses.  The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

7.	Miscellaneous.

7.1  Nonassignability.  No Award shall be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by the laws of descent and distribution.

7.2  Withholding Taxes.  Whenever payments under the Plan are to be made or deferred, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

7.3  Amendment or Termination of the Plan.  The Plan may be amended or terminated by the Committee in any respect except that (i) no amendment may be made after the date on which an Executive Officer is selected as a Participant for a Performance Period that would adversely affect the rights of such Participant with respect to such Performance Period without the consent of the affected Participant, and (ii) no amendment shall be effective without the approval of the shareholders of the Company to increase the maximum Award payable under the Plan or if, in the opinion of counsel to the Company, such approval is necessary to satisfy the applicable requirements of Code Section 162 (m).

7.4  Other Payments or Awards.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

7.5  Payments to Other Persons.  If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

7.6  Unfunded Plan.  Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations, under the Plan. Participants will have no rights under the Plan other than as unsecured general creditors of the Company.

7.7  Limits of Liability.  Neither the Company nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in good faith under the Plan.

7.8  No Right of Employment.  Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause.

7.9  Section 409A.  It is intended that the Plan comply with Section 409A of the Code. If an Award is payable on account of a termination of employment (i) it shall be paid no earlier than the Participant’s separation from service as determined in accordance with Section 409A and (ii) if at the time of the Participant’s separation from service with the Company, the Participant is a “specified employee” as defined in Section 409A and the deferral of the commencement of any payments or benefits otherwise payable as a result of such separation from service is necessary in order to avoid the additional tax under Section 409A, the Company will defer the payment or commencement of the payment of any such payments or benefits (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six (6) months following the Participant’s separation from service with the Company. The Plan shall be interpreted, administered and operated in accordance with Section 409A, although nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to the Participant.

7.10  Section Headings.  The section headings contained herein are for convenience only and, in the event of any conflict, the text of the Plan, rather than the section headings, will control.

7.11  Invalidity.  If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

7.12  Applicable Law.  The Plan will be governed by the laws of the State of Arizona, as determined without regard to the conflict of law principles thereof.

7.13  Effective Date/Term.   The Plan, as amended and restated effective March 12, 2009, shall be effective only upon the approval by the shareholders of the Company in a manner consistent with the shareholder approval requirements of Code Section 162(m), and shall be effective for the Plan Year in which such approval occurs and each of the next four succeeding Plan Years unless sooner terminated by the Committee in accordance with Section 7.3. Any payment of Awards made on or after March 12, 2009 shall be contingent upon such shareholder approval. For the fifth succeeding Plan Year, the Plan shall remain in effect in accordance with its terms unless amended or terminated by the Committee, and the Committee shall make the determinations required by Section 4 for such Plan Year, but the Plan shall be submitted for re-approval by the shareholders of the Company at the annual meeting of shareholders held during such fifth Plan Year, and payment of all Awards under the Plan for such Plan Year and any future Plan Years shall be contingent upon such approval.

Appendix B

Republic Services, Inc.
Synergy Incentive Plan
(under the Republic Services, Inc. Executive Incentive Plan)

I.	Plan Concept

A.	Selected executives and key managers will be eligible to receive incentive awards based on the degree to which targeted Synergies (as defined in Section IV below) are generated following the merger of Republic Services and Allied Waste. Participants will be individuals expected to substantially impact the realization of those Synergies.

B.	The awards will be paid in cash under the Republic Services, Inc. Executive Incentive Plan as amended (the “EIP”).

C.	Plan awards are intended to qualify for tax deductibility under the performance exception to IRC § 162(m).

II.	Participation and Maximum Awards

A.	Participants and their individual maximum awards will be recommended by management and approved by the Compensation Committee (Committee). (See Exhibit I attached)

B.	Named Executive Officer participants and their maximum awards will be as follows:

Cash

Jim O’Connor	$15 million
Don Slager	$10 million
Tod Holmes	$8 million
$33 million

C.	The aggregate awards for additional executives and key managers will not exceed $36 million in cash, bringing total maximum awards to no more than $69 million in cash.

D.	These maximum amounts will not restrict the right of the Committee in its sole discretion to provide additional cash or equity awards under any other plan to recognize performance exceeding maximum expectations.

III.  Range of Actual Awards

A.	A threshold level of required Synergies of $100 million will be established, below which no awards will be earned.

B.	The target level of Synergies is set at $150 million, at which maximum awards may be earned.

C.	The amount of Synergies credited against the target level will be reduced as described in Section V below if transition costs prior to and during the implementation period exceed $300 million. The implementation period begins on January 1, 2009 and ends on December 31, 2010.

D.	The amount of awards for Synergies between threshold level and target level will be determined by linear interpolation.

IV.	Synergies Performance Measure Definition and Goal

A.	Synergies include those initiatives that provide ongoing benefit to the shareholders of the new Republic Services as a result of the integration of the two predecessor companies and is measured based upon the incremental and ongoing impact to EBIT attributable to the combination of Republic and Allied. Synergies include cost improvements and are more fully described in Exhibit II attached hereto.

B.	The Committee anticipates that most Synergies will result from the consolidation of Republic’s and Allied’s administrative and operational support functions. Ongoing productivity increases are not intended to count toward the Synergies goal.

C.	Management has developed a list of Synergies initiatives and is developing a process for tracking their implementation. Management will provide regular progress reports to the Committee on the identification of synergy initiatives, transition costs, implementation progress and realization of Synergies goals. The Committee will approve, after consultation with the Integration Committee of the Board, the initiatives, and transition costs and savings calculations necessary to the administration of this Plan.

D.	The Synergies goal is $150 million, to be achieved on a run rate basis by the end of the implementation period.

i.	The $150 million target is to be generated from specifically identified actions (programs) which can be verified by the Committee and the Integration Committee.

ii.	“Run rate” refers to the annualized impact of the specific actions taken by management and included in the plan.

iii. To avoid a mismatch between the projected and actual Synergies generated by a specific action, the Synergies generated will be measured over the measurement period which will consist of the four quarters beginning January 1, 2011.

E.	No award will be earned if verified Synergies for the measurement period are less than $100 million (threshold). Achievement of the threshold will result in an award of 25% of the maximum amount. Achievement of the target level of Synergies or more will result in an award of 100% of the maximum amount.

i.	The objective of the plan is to establish run rate Synergies of $150 million by the end of the implementation period. Following the end of the implementation period, there is a four quarter measurement period (i.e., calendar 2011) in order to verify the projected run rate Synergies.

ii.	Provided that initiatives having collective projected Synergies of $150 million or more are implemented by the end of the implementation period, the plan will recognize any additional initiatives implemented during the measurement period and count the Synergies and transition costs during the measurement period toward the potential award.

V.	Excess Transition Cost Penalty

A.	Specific transition costs were planned to achieve the Synergies goal. In the event that these transition costs are exceeded, the amount of Synergies will be reduced before calculating earned bonuses.

B.	Transition costs are more fully described in Exhibit III hereto and include all one-time costs associated with planning for and integrating Republic Services and Allied Waste into the new Republic Services. These costs also include the cost of separating employees that will not be part of the new company. Transition costs exclude the cost of any synergy bonus payout and all Transaction costs — those associated with getting the deal done.

C.	If transition costs exceed the target of $300 million, one-half of the excess transition cost is deducted from the amount of Synergies before calculating earned bonuses.

D.	For example, if transition costs equal $325 million and Synergies equal $200 million (prior to reduction for excess transition costs), the Synergies are reduced by $12.5 million (50% x ($325 million — $300 million)). Thus, bonuses would be calculated based upon Synergies of $187.5 million (with target being achieved).

E.	A reduction in one participant’s award does not result in an increase in the amount of any other participant’s award.

VI.	Form and Timing of Cash Payment

A.	Awards will be paid in cash.

B.	The award payments will be made no later than 90 days following the end of the measurement period. Thus, any payments that are earned will be made after December 31, 2011 and before March 31, 2012.

C.	The relationship of credited Synergies realized to maximum cash awards earned is shown below:

Percent of Maximum Cash Award Earned

D. The Synergies will be reduced by transition cost overruns as described in Section V.

E.	Awards under the plan may be deferred under Republic’s non-qualified deferred compensation plan, provided all requirements of that plan are met.

VII.  Contingencies

A.	The Committee shall make any such adjustments to the plan to the extent permitted under IRC § 162(m) and IRC § 409A, including, without limitation, participation, goals, award levels, timing and form of payments that it, in its sole discretion, deems necessary to meet unanticipated circumstances or significant changes in the structure of the Company (e.g., acquisitions or divestitures). Such modifications will be made only after conferring with management. The Committee may use negative discretion to decrease, but not increase, the amount of awards.

B.	The following provisions shall apply if a participant has a termination of employment before the end of the measurement period:

i.	Named Executive Officers:

(x)	Termination for cause (as defined in employment agreement). Participant will not be entitled to any award not yet paid.

(y)	Termination for any other reason. Participant will be entitled to award payment on the same basis as outlined in subparagraphs (ii)(v)-(y) below for other participants, except (1) that a resignation for good reason (as defined in employment agreement) will be treated the same as a termination by the Company without cause under subparagraph (w) below and (2) as otherwise specifically provided in employment agreement.

(z)	Synergy incentive. The incentive awards provided hereunder shall not be considered an annual or long-term award for purposes of any employment agreement.

ii.	Other Participants:

(u)	Termination for cause (as defined in employment agreement and, if none, the EIP). Participant will not be entitled to any award not yet paid.

(v)	Except as otherwise provided in subparagraph (w) below, if termination for any reason prior to the end of the implementation period, participant will not be entitled to any award.

(w)	If termination by the Company without cause or on account of death or disability (as defined in the EIP) prior to the end of the implementation period, the participant will be entitled to receive a pro rata award equal to the actual award that the participant would have received if the participant remained employed until the end of the measurement period, multiplied by a fraction, the numerator of which is the number of completed months of employment during the implementation period and the denominator of which is 24.

(x)	If termination for any reason other than cause after the end of the implementation period, the participant will be entitled to receive 100% of the actual award that the participant would have received if the participant remained employed until the end of the measurement period.

(y)	If the participant is employed by the Company on the date of a change in control (as defined in the EIP) that occurs on or after January 1, 2009 or is otherwise entitled to receive an award in accordance with subparagraphs (w) or (x) above, the participant will be entitled to receive 100% of the participant’s maximum award as full payment of all amounts earned or to be earned under this plan within 10 days following such change in control, and the Company shall have no further obligations under this plan.

(z)	If a participant other than a Named Executive Officer has an employment agreement that is inconsistent with the above, the participant must waive the employment agreement provision as a condition of participating in this plan. The incentive awards provided hereunder shall not be considered an annual or long-term award for purposes of any employment agreement.

C.	If, within two years following the determination and payment of any awards under this plan, it is determined by the Committee and full Board that excessive payments were made due to misrepresentations by management, the Company shall recover the amount of any such overpayments from individual participants as it deems appropriate.

VIII.  Next Steps

A.	If the Committee approves the Synergy Incentive Plan proposal:

i.	The Committee will adopt an amended and restated EIP (in the form attached hereto as Exhibit IV) to facilitate the payment of cash awards described hereunder and the EIP, as amended and restated, will be submitted to shareholders for approval at the next annual meeting.

ii.	The Committee will adopt the Synergy Incentive Plan as set forth herein.

B.	The amended and restated EIP and the Synergy Incentive Plan shall not be effective unless the amendment is approved by the shareholders of the Company.

Exhibit I

A.	Participants and Maximum Awards

Maximum
Cash Award

J. O’Connor	$15,000,000
D. Slager	$10,000,000
T. Holmes	$8,000,000

B.	Executive and Key Managers

  As approved

Exhibit II

Synergy

•	A synergy provides ongoing benefit to the shareholders of the new Republic Services as a result of the integration of the two predecessor companies. More specifically, synergy impact is any incremental and ongoing impact to EBIT attributable to the combination of Republic and Allied. EBIT impact will be measured over the baseline which includes the operations of the two businesses standalone. Synergy will be the net impact of incremental positive and negative impacts to EBIT associated with company integration. Synergy can only include cost improvements. For purposes of determining total synergy associated with the integration, improvement must be associated with a specified synergy initiative. Examples include:

•	Headcount reductions in SG&A for duplicative activity and associated people costs (salary, benefits, T&E, etc.), to be measured during the measurement period on a net basis; e.g., if headcount in a given department were reduced from 75 to 60 during 2009, but headcount at the end of 2011 were 65, then the effective headcount reduction for this plan would be 10.

•	Other SG&A reductions associated with reducing the required support for two separate companies (e.g. audit fees, board fees, filing fees, reduction of functional support, etc.)

•	Best practice adoption from predecessor companies (e.g. purchasing practice, audit approach, brake shoe/tire policy adoption etc.)

•	Transportation and Disposal optimization available from the combination of the two companies and access to combined set of landfills, sites, etc.

•	Preferred contract terms application (getting improved terms from one predecessor applied to the total new company)

•	Route optimization savings available in overlap markets where access to both sets of routes offers opportunity for improvement in the combined system

•	Costs associated with supporting second airplane

•	System conversion costs and system consolidation benefits

•	Costs and benefits associated with National Accounts consolidation and relocation

•	Surety bond cost improvement leveraging new company

•	Interest improvement on debt of consolidated company

•	Region and area restructuring costs and benefits (optimizing for new company) — headcount changes and associated costs as well as facility consolidation/closure costs and benefits

•	Employee program best practice adoption (401k plan, health plan costs and benefits)

•	Safety program best practice adoption

•	Compensation adjustments for employee responsibility changes in new organization

Exhibit III

Transition Costs

•	Transition costs include all one time costs associated with planning for and integrating Republic Services and Allied Waste into the new Republic Services. These costs also include the cost of separating employees that will not be part of the new company. Examples include:

•	Severance costs associated with employees that will not be part of the new company

•	Change in control costs that have been triggered by this transaction

•	Retention costs (salary and stay bonus) for employees that will not be part of the new company but will be asked to stay for some period to assist in transition

•	Relocation costs for employees relocated as a requirement of their position in the new company

•	Planning costs associated with planning for the transition (External fees, T&E, etc.)

•	IT conversion costs — both capital and expense associated with converting software and infrastructure, training, etc.

•	Corporate/region/area facility operating and closure costs

•	Legal, communication, other professional fees and expenses associated with planning and integration

•	Transition costs exclude the cost of any synergy bonus payout and all Transaction costs — those associated with getting the deal done. Transaction costs excluded include: Bankers fees, legal fees associated with the transaction and with complying with DOJ requirements, refinancing costs, other professional fees associated with the transaction (printing fees, etc.)

Appendix C

REPUBLIC SERVICES, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE. The purpose of the Plan is to encourage stock ownership by employees of the Company in order to increase their identification with the Company’s goals and secure a proprietary interest in the Company’s success. The Company will seek stockholder approval of the Plan in order to qualify the Plan as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall be construed in a manner consistent with the requirements of such sections of the Code and the regulations issued thereunder.

2.	DEFINITIONS.

(a) “Board” shall mean the Board of Directors of Republic Services, Inc. or a committee of the Board as from time to time appointed by the Board.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the common stock of Republic Services, Inc., par value $0.01 per share.

(d) “Company” shall mean Republic Services, Inc. and any Designated Subsidiary of the Company.

(e) “Compensation” shall mean the gross cash compensation (including, wage, salary, bonus and overtime earnings) paid by the Company to a participant in accordance with the terms of employment, but excluding all expense allowances and other compensation paid in a form other than cash.

(f) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g) “Employee” shall mean any individual who is an employee of the Company for federal income tax purposes.

(h) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(i) “Exercise Date” shall mean the last Trading Day of each Offering Period.

(j) “Fair Market Value” shall mean, as of any date, the closing sales price of Common Stock on that date as listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, as reported in The Wall Street Journal or such other source as the Board deems reliable. In the event that Fair Market Value is to be determined for a day which is not a Trading Day, the Fair Market Value shall be the closing sales price of the Common Stock on the immediately preceding Trading Day. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Offering Periods” shall mean the periods during which an option granted pursuant to the Plan may be exercised. The first Offering Period shall be the period beginning July 1, 2009 and ending September 30, 2009. Subsequent Offering Periods shall be each calendar quarter beginning October 1, January 1, April 1 and July 1 unless otherwise changed by the Board as provided in Section 4.

(l) “Plan” shall mean this 2009 Employee Stock Purchase Plan.

(m) “Purchase Price” shall mean the exercise price of a share of Common Stock which shall be an amount equal to ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

(n) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o) “Subsidiary” shall mean any domestic corporation (other than Republic Services, Inc. which, pursuant to Section 424(f) of the Code, is included in an unbroken chain of corporations beginning with Republic Services, Inc. if, at the beginning of an Offering Period, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of capital stock in one of the other corporations in such chain.

(p) “Trading Day” shall mean a day on which national stock exchanges are open for trading.

3.  ELIGIBILITY.

(a) Participation in the Plan is voluntary. Each Employee will be eligible to participate in the Plan on the first Enrollment Date on or after the date which is the 91st day after such employee’s date of hire. However, Employees covered by a collective bargaining agreement in connection with which, after review of the Plan, there was an affirmative decision by such union not to participate in the Plan are not permitted to participate in the Plan unless and until such decision is revoked by the union. Notwithstanding the foregoing, Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) will not be permitted to participate in the Plan if (i) the grant of an option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of Republic Services, Inc. or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of Republic Services, Inc. or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of Republic Services, Inc. and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of Common Stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  OFFERING PERIODS. The duration and timing of Offering Periods may be changed by the Board. In no event may an Offering Period exceed twenty-seven (27) months.

5.  PARTICIPATION.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payroll date of the Offering Period following the beginning of such Offering Period and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant.

6.  PAYROLL DEDUCTIONS.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as soon as administratively practicable after the Company’s receipt of the new subscription agreement. If a participant reduces his or her payroll deduction rate to zero percent (0%) during an Offering Period, the participant may not change the rate for the remainder of the Offering Period. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated by such participant.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased by the Company to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.  GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than two thousand five hundred (2,500) shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 17), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 18 hereof. The Board may increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Offering Period prior to the beginning of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof.

8.  EXERCISE OF OPTION.

(a) A participant’s option for the purchase of Common Stock shall be exercised automatically on the Exercise Date (even if such participant is no longer employed with the Company), and the maximum number of shares subject to an option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Fractional shares may be purchased. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant.

(b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 18 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.  DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares of Common Stock purchased upon exercise of his or her option. At the Company’s sole election, the Company may deliver such shares in certificated or book entry form. Alternatively, the Company may issue and deliver certificates for the number of shares of Common Stock purchased by all participants to a firm which is a member of the National Association of Securities Dealers, as selected by the Company, which shares shall be maintained by such firm in a separate brokerage account for each participant.

10.  WITHDRAWAL.

A participant may not withdraw any payroll deductions once they are credited to his or her account.

11.  INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.  STOCK.

(a) Subject to adjustment upon changes in capitalization of Republic Services, Inc. as provided in Section 17 hereof, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 1,500,000 shares which includes the 423,735 shares reserved for issuance under the Company’s Employee Stock Purchase Plan that are not purchased as of the March 30, 2009 expiration date of such plan.

(b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant.

(d) Shares may not be sold or transferred by a participant (or the participant’s estate) for 180 days following the Exercise Date.

13.  ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board shall, to the full extent permitted by law, be final and binding upon all parties. The Board may delegate the authority and responsibility for the day-to-day administrative or ministerial tasks of the Plan to a benefits representative, including a brokerage firm or other third party engaged for such purpose.

14.  TRANSFERABILITY. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

15.  USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

16.  REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

17.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

(a) Changes In Capitalization. Subject to any required action by the stockholders of Republic Services, Inc., the Reserves, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock affected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of Republic Services, Inc. shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by Republic Services, Inc. of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Republic Services, Inc., the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of Republic Services, Inc.’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of Republic Services, Inc., or the merger of Republic Services, Inc. with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of Republic Services, Inc.’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date.

18.  AMENDMENT OR TERMINATION.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 17 and this Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), Republic Services, Inc. shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) changing the method of allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

19.  NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.  CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Additionally, the Company may require that shares acquired through the Plan be held by the participant for a minimum period of time before such shares may be transferred. The Company may require a legend setting forth any applicable transfer restrictions to be stamped or otherwise written on the certificates of shares purchased through the Plan.

21.  TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors of Republic Services, Inc. or its approval by the stockholders of Republic Services, Inc. It shall continue in effect until the earliest of (a) the last Exercise Date immediately preceding the tenth anniversary of the effective date of the Plan, (b) the date there are no shares of Common Stock remaining available for purchase under the Plan, and (c) such date as is determined by the Board in its discretion.

22.  MISCELLANEOUS.

(a) Purchase Rights Carry Same Rights and Privileges. To the extent required to comply with the requirements of Section 423 of the Code, all Employees shall have the same rights and privileges hereunder.

(b) Administrative Costs. The Company shall pay the administrative expenses associated with the operation of the Plan.

(c) No Employment Rights. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, any employee’s employment at any time.

(d) Headings. Any headings or subheadings in the Plan are inserted for convenience of reference only and are to be ignored in the construction or interpretation of any provisions hereof.

(e) Gender and Tense. Any words herein used in the masculine shall be read and construed in the feminine when appropriate. Words in the singular shall be read and construed as though in the plural, and vice-versa, when appropriate.

(f) Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware to the extent not preempted by federal law.

(g) Regulatory Approvals and Compliance. The Company’s obligation to sell and deliver Common Stock under the Plan is at all times subject to all approvals of and compliance with the (i) regulations of any applicable stock exchanges and (ii) any governmental authorities required in connection with the authorization, issuance, sale or delivery of such Common Stock, as well as federal, state and foreign securities laws.

(h) Severability. In the event that any provision of the Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

(i) No Guarantee of Tax Consequences. The Company does not make any commitment or guarantee that any particular tax treatment shall apply or be available to any person participating or eligible to participate in the Plan, including, without limitation, any tax imposed by the United States or any state thereof, any estate tax, or any tax imposed by a foreign government.

(j) Electronic or Telephonic Elections. The Company may, in its discretion, permit participants to make electronic elections or telephonic elections in lieu of any written subscription agreement.

Printed on Recycled Paper

REPUBLIC SERVICES, INC.
ATTN: INVESTOR RELATIONS
18500 North Allied Way
Phoenix, AZ 85054
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All
		All	All	Except
The Board of Directors recommends that you vote “For” the following.
1.	Election of Directors	☐	☐	☐

Nominees
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01	James E. O’Connor	02	John W. Croghan	03	James W. Crownover	04	William J. Flynn	05	David I. Foley
06	Nolan Lehmann	07	W. Lee Nutter	08	Ramon A. Rodriguez	09	Allan C. Sorensen	10	John M. Trani
11	Michael W. Wickham

The Board of Directors recommends you vote FOR the following proposal(s).		For	Against	Abstain

2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for 2009.	☐	☐	☐

3	Approval of the Republic Services, Inc. Executive Incentive Plan.	☐	☐	☐

4	Approval of the Republic Services, Inc. 2009 Employee Stock Purchase Plan.	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.	☐
(see reverse for instructions)
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

PROXY
REPUBLIC SERVICES, INC.
This proxy is solicited on behalf of the Board of Directors
James E. O’Connor, with the power of substitution, is hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Republic Services, Inc. to be held at 10:30 a.m., MST on May 14, 2009 at 16770 N. Perimeter Drive, Scottsdale, Arizona 85260 or any postponements or adjournments of the meeting, as indicated hereon.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of all nominees for director and FOR ratification of the appointment of Ernst & Young LLP as our independent public accountants for 2009. As to any other matter, said proxies shall vote in accordance with their best judgment.
The undersigned hereby acknowledges receipt of the Notice of the 2009 Annual Meeting of Stockholders, the Proxy Statement, and the Annual Report.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued on reverse side